                                                                    EXHIBIT 99.5

================================================================================




                             FORTIS CAPITAL CORP.,
                            AS AGENT FOR THE LENDERS

                             FORTIS CAPITAL CORP.,
                          AS ARRANGER AND BOOK RUNNER

                             NIB CAPITAL BANK N.V.,
                                  AS ARRANGER

                          SEABULK INTERNATIONAL, INC.,
                                  AS BORROWER

                  THE LENDERS FROM TIME TO TIME A PARTY HERETO

                                      and

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN
                         -----------------------------

                                CREDIT AGREEMENT

                         Dated as of September 13, 2002

                         -----------------------------






                            THACHER PROFFITT & WOOD






================================================================================

                                TABLE OF CONTENTS

PRELIMINARY STATEMENT.............................................................................................................1

Article I DEFINITIONS.............................................................................................................1
     Section 1.01                      Definitions................................................................................1
     Section 1.02                      Interpretation.............................................................................1
     Section 1.03                      Accounting Terms...........................................................................2

Article II REVOLVING LOANS AND TERM LOANS.........................................................................................2
     Section 2.01                      Revolving Loans............................................................................2
     Section 2.02                      Term Loans.................................................................................3
     Section 2.03                      Interest on the Loans......................................................................4
     Section 2.04                      Maximum Interest Rate......................................................................5
     Section 2.05                      Repayment..................................................................................6
     Section 2.06                      Mandatory Permanent Reduction of Tranches..................................................6
     Section 2.07                      Optional Permanent Reduction of Aggregate Tranche A Loan
                                       Commitment and Aggregate Tranche B Loan Commitment.........................................8
     Section 2.08                      Application of Payments....................................................................8
     Section 2.09                      Manner of Payments.........................................................................8
     Section 2.10                      Register of Notes; Lost and Mutilated Notes................................................9
     Section 2.11                      Change in Circumstances...................................................................10
     Section 2.12                      Illegality................................................................................12
     Section 2.13                      Taxes.....................................................................................12
     Section 2.14                      Break Funding Payments....................................................................14
     Section 2.15                      Alternate Rate of Interest................................................................14
     Section 2.16                      Fees......................................................................................15

Article III LETTERS OF CREDIT....................................................................................................15
     Section 3.01                      Issuing the Letters of Credit.............................................................15
     Section 3.02                      Drawings under Letters of Credit..........................................................15
     Section 3.03                      Reimbursement on Demand...................................................................16
     Section 3.04                      Obligations Absolute......................................................................16
     Section 3.05                      Action in Respect of the Letters of Credit................................................17
     Section 3.06                      Indemnification...........................................................................17
     Section 3.07                      Deemed Disbursements......................................................................18
     Section 3.08                      L/C Participations........................................................................18
     Section 3.09                      Lenders Not Required to Make Loans or Issue Letters of Credit.............................19

Article IV REPRESENTATIONS, WARRANTIES AND AGREEMENTS............................................................................19
     Section 4.01                      Company Status............................................................................19
     Section 4.02                      Company Power and Authority...............................................................20
     Section 4.03                      No Violation..............................................................................20
     Section 4.04                      Governmental Approvals....................................................................20
     Section 4.05                      Financial Statement; Financial Condition; Undisclosed Liabilities; etc....................20
     Section 4.06                      Litigation................................................................................21

     Section 4.07                      No Default................................................................................21
     Section 4.08                      Use of Proceeds; Margin Regulations.......................................................21
     Section 4.09                      Tax Returns and Payments..................................................................21
     Section 4.10                      Compliance with ERISA.....................................................................22
     Section 4.11                      Ownership; Subsidiaries...................................................................23
     Section 4.12                      Compliance with Statutes, etc.............................................................23
     Section 4.13                      Investment Company Act....................................................................24
     Section 4.14                      Environmental Matters.....................................................................24
     Section 4.15                      Labor Relations...........................................................................24
     Section 4.16                      Patents, Licenses, Franchises and Formulas................................................25
     Section 4.17                      Security Interests........................................................................25
     Section 4.18                      Indebtedness..............................................................................25
     Section 4.19                      Capitalization of Borrower................................................................25
     Section 4.20                      Concerning the Vessels....................................................................25
     Section 4.21                      Citizenship...............................................................................26
     Section 4.22                      Vessel Classification.....................................................................26
     Section 4.23                      [Reserved]................................................................................26
     Section 4.24                      Insurance.................................................................................26

Article V CONDITIONS OF LENDING..................................................................................................26
     Section 5.01                      Conditions Precedent to Drawdown of the Initial Loan......................................26
     Section 5.02                      Further Conditions Precedent..............................................................29

Article VI AFFIRMATIVE COVENANTS.................................................................................................30
     Section 6.01                      Existence.................................................................................30
     Section 6.02                      Payment of Debts..........................................................................30
     Section 6.03                      Accounts and Records......................................................................30
     Section 6.04                      Payment of Taxes and Claims...............................................................30
     Section 6.05                      Financing Statements......................................................................30
     Section 6.06                      Compliance with Law.......................................................................31
     Section 6.07                      Financial Statements......................................................................31
     Section 6.08                      Access to Books and Records...............................................................32
     Section 6.09                      Notifications.............................................................................32
     Section 6.10                      Performance of Obligations................................................................32
     Section 6.11                      Environmental Matters.....................................................................32
     Section 6.12                      Transaction Document Obligations..........................................................33
     Section 6.13                      ERISA.....................................................................................33
     Section 6.14                      Minimum Adjusted EBITDA to Adjusted Interest Expense......................................34
     Section 6.15                      Minimum Adjusted Tangible Net Worth.......................................................34
     Section 6.16                      Maximum Adjusted Funded Debt Ratio........................................................34
     Section 6.17                      Minimum Fair Market Value of the Vessels..................................................35
     Section 6.18                      Ownership of Subsidiary Guarantors........................................................35
     Section 6.19                      Additional Vessels; Further Assurances....................................................35
     Section 6.20                      Vessel Operations and Management..........................................................35
     Section 6.21                      Appraisals................................................................................36
     Section 6.22                      Reimbursement for Expenses................................................................36
     Section 6.23                      Remittance of Insurance Proceeds..........................................................37

Article VII NEGATIVE COVENANTS...................................................................................................38
     Section 7.01                      Indebtedness..............................................................................38
     Section 7.02                      Liens.....................................................................................39
     Section 7.03                      Asset Sales...............................................................................39
     Section 7.04                      Assignment of Insurances..................................................................39
     Section 7.05                      Sale of Notes or Accounts Receivable......................................................39
     Section 7.06                      Sale and Leaseback........................................................................39
     Section 7.07                      Restricted Payments.......................................................................39
     Section 7.08                      Investments...............................................................................40
     Section 7.09                      Restriction on Payment Restrictions Affecting Subsidiary Guarantors.......................40
     Section 7.10                      Change in Business........................................................................40
     Section 7.11                      [Reserved]................................................................................40
     Section 7.12                      Transactions with Affiliates..............................................................40
     Section 7.13                      Changes in Offices or Names...............................................................41
     Section 7.14                      Changes in Fiscal Year....................................................................41
     Section 7.15                      Other Indebtedness........................................................................41
     Section 7.16                      Consolidation, Merger and Sale of Assets..................................................41

Article VIII AGREEMENT TO GUARANTEE..............................................................................................42
     Section 8.01                      Obligations Guaranteed....................................................................42
     Section 8.02                      Subsidiary Guarantee Obligations of Subsidiary Guarantors Unconditional...................43
     Section 8.03                      Waiver of Notice; Expenses................................................................46
     Section 8.04                      Other Security............................................................................46
     Section 8.05                      No Set-off by the Subsidiary Guarantors...................................................46
     Section 8.06                      Joint and Several Obligation..............................................................46
     Section 8.07                      Limitation on Liability...................................................................48
     Section 8.08                      Release of Subsidiary Guarantor...........................................................48

Article IX EVENTS OF DEFAULT; REMEDIES; APPLICATION OF PROCEEDS..................................................................48
     Section 9.01                      Events of Default.........................................................................48
     Section 9.02                      Waiver of Default.........................................................................50
     Section 9.03                      Remedies..................................................................................51
     Section 9.04                      Rights of Set-Off.........................................................................51
     Section 9.05                      Rights and Remedies Cumulative............................................................51
     Section 9.06                      Specific Remedies.........................................................................52
     Section 9.07                      Restoration of Rights and Remedies........................................................53
     Section 9.08                      Cure of Defaults..........................................................................53

Article X RELATIONSHIP AMONG THE LENDERS.........................................................................................53
     Section 10.01                     Appointment and Authorization.............................................................53
     Section 10.02                     Delegation of Duties......................................................................54
     Section 10.03                     Liability of Agent........................................................................54
     Section 10.04                     Reliance by the Agent.....................................................................54
     Section 10.05                     Notice of Default.........................................................................55
     Section 10.06                     Credit Decision...........................................................................55
     Section 10.07                     Indemnification...........................................................................56
     Section 10.08                     Agent in Individual Capacity..............................................................56

     Section 10.09                     Successor Agent...........................................................................56
     Section 10.10                     Collateral Matters........................................................................57
     Section 10.11                     Assignments, Participations, Etc..........................................................57

Article XI MISCELLANEOUS.........................................................................................................59
     Section 11.01                     Notices...................................................................................59
     Section 11.02                     Survival of Agreement.....................................................................60
     Section 11.03                     Governing Law.............................................................................60
     Section 11.04                     Modification of Agreement.................................................................61
     Section 11.05                     Costs and Expenses........................................................................61
     Section 11.06                     Waivers...................................................................................62
     Section 11.07                     Indemnification...........................................................................62
     Section 11.08                     Separability of Provisions; Obligations Several...........................................63
     Section 11.09                     Counterparts..............................................................................63
     Section 11.10                     Entire Agreement..........................................................................63
     Section 11.11                     Headings..................................................................................63
     Section 11.12                     Successors and Assigns....................................................................64
     Section 11.13                     Gender and Number.........................................................................64
     Section 11.14                     Exhibits..................................................................................64
     Section 11.15                     Notification of Addresses, Lending Offices, Etc...........................................64
     Section 11.16                     No Third Parties Benefitted...............................................................64
     Section 11.17                     Equitable Relief..........................................................................64
     Section 11.18                     Notice of Claims; Claims Bar..............................................................64
     Section 11.19                     Waiver of Punitive Damages................................................................65
     Section 11.20                     Consent to Jurisdiction...................................................................65
     Section 11.21                     Waiver of Jury Trial......................................................................65
     Section 11.22                     Currency Indemnity........................................................................65
     Section 11.23                     Release of Lien...........................................................................66


EXHIBITS
--------

EXHIBIT A                    Revolving Loan Note
EXHIBIT B                    Term Loan Note
EXHIBIT C                    Drawdown Request
EXHIBIT D                    Issuance Request
EXHIBIT E-I                  First Registered Ship Mortgage
EXHIBIT E-II                 Second Registered Ship Mortgage
EXHIBIT F                    Pledge Agreement
EXHIBIT G                    Subsidiary Guarantee Agreement
EXHIBIT H                    Assignment and Acceptance

SCHEDULES
---------
SCHEDULE I                   Tranche A Loan Commitment and Tranche B Loan Commitment
SCHEDULE 4.06                Litigation
SCHEDULE 4.10                ERISA
SCHEDULE 4.11                Ownership/Equity Interests
SCHEDULE 4.14                Environmental Matters
SCHEDULE 4.18                Indebtedness
SCHEDULE 4.20                Vessel Information/Noncompliance with Maritime Rules and Regulations

         CREDIT AGREEMENT (this "Agreement") dated as of September 13, 2002, among Seabulk International, Inc., a corporation existing under the laws of Delaware, as borrower (the "Borrower"), each Subsidiary Guarantor, Fortis Capital Corp. ("Fortis"), NIB Capital Bank N.V. ("NIB") and each other financial institution which may hereafter execute and deliver an Assignment and Acceptance with respect to this Agreement pursuant to Section 10.11 (any one individually, a "Lender", and collectively, the "Lenders"), Fortis, as administrative agent on behalf of the Lenders (when acting in its capacity as administrative agent under this Agreement or under any other Transaction Document, herein referred to, together with any successor administrative agent, as the "Agent"), and as book runner and as an arranger (when acting in such capacity, an "Arranger") and NIB, as an arranger (when acting in such capacity, an "Arranger", and together with Fortis, the "Arrangers").

                              PRELIMINARY STATEMENT

         Pursuant to the Existing Credit Agreement and the Existing Indenture, the Borrower incurred the Existing Indebtedness and pursuant to the Existing Indenture, the Borrower issued the Existing Senior Notes. The Borrower desires to obtain the Loans and Letters of Credit from the Lenders in an aggregate amount, together with all Reimbursement Obligations, up to the Aggregate Loan Commitment to refinance the Existing Indebtedness, to have access to funds to redeem or repurchase any of the Existing Senior Notes upon the occurrence of certain events specified herein and to have access to funds for general corporate purposes. In order to induce the Lenders to make the Loans to the Borrower and issue Letters of Credit on behalf of the Borrower, the Subsidiary Guarantors have agreed to jointly and severally guarantee the Obligations of the Borrower hereunder. The Borrower and the Subsidiary Guarantors have agreed to grant to the Agent on its behalf and on the behalf of the Lenders a first, priority, perfected security interest (other than in the case of the Second Lien Vessels for which the Borrower or related Subsidiary Guarantors grant to the Agent a second priority perfected security interest) in the Collateral to secure such Obligations. The Lenders are willing to make the Loans and issue Letters of Credit on behalf of the Borrower in an amount, together with all Reimbursement Obligations, up to the Aggregate Loan Commitment pursuant to this Agreement and upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties set forth herein.

         NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used herein, but not otherwise defined herein shall have the meanings assigned to such terms in Appendix A hereto.

         Section 1.02 Interpretation. Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

         Section 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP.

                                   ARTICLE II
                         REVOLVING LOANS AND TERM LOANS

         Section 2.01      Revolving Loans.

                  (a) The Lenders shall make the Revolving Loans available to the Borrower and issue Letters of Credit for the purpose of (i) refinancing the Existing Indebtedness of the Borrower and (ii) for general corporate purposes.

                  (b) Each of the Lenders, relying upon each of the representations and warranties of the Borrower set forth herein, hereby severally and not jointly agrees with the Borrower that, upon satisfaction of the conditions precedent set forth in Article V and subject to and upon the terms of this Agreement, it will on each Drawdown Date, make the Revolving Loans available to the Borrower through the Agent in an aggregate amount not to exceed its Tranche A Loan Commitment ratably with the other Lenders according to their respective Tranche A Loan Commitments. The maximum aggregate amount of all Revolving Loans, together with all L/C Obligations, which may be outstanding at any time under this Agreement is the Aggregate Tranche A Loan Commitment, as may be reduced pursuant to Sections 2.06 and 2.07. Each Revolving Loan shall be drawn in a Minimum Borrowing Amount.

                  (c) The maximum number of Revolving Loans that may be outstanding at any time under this Agreement shall be eight (8). Subject to the remaining provisions of this Section 2.01, the Borrower may obtain Revolving Loans, repay or prepay such Revolving Loans, and reborrow such Revolving Loans.

                  (d) The Borrower shall, at least five (5) Business Days prior to a Drawdown Date, deliver a Drawdown Request to the Agent in writing addressed to the Agent. Each Drawdown Request shall be effective on receipt by the Agent and shall be irrevocable.

                  (e) Each Drawdown Request shall be deemed to constitute a warranty by the Borrower (i) that the representations and warranties stated in Article IV are true and correct on and as of the date of such Drawdown Request and will be true and correct on and as of the relevant Drawdown Date as if made on such date (unless, in each case, such representation and warranty is expressly limited to an earlier date or is no longer true and correct solely as a result of transactions not prohibited by the Transaction Documents), (ii) that after giving effect to the borrowing made pursuant to such Drawdown Request, the sum of the outstanding L/C Obligations and the aggregate principal amount of all outstanding Revolving Loans will not exceed the Aggregate Tranche A Loan Commitment and (iii) that no Default or Event of Default has occurred and is continuing. Each Revolving Loan made by the Lenders to the

         Borrower shall be evidenced by one or more promissory notes in the form of Exhibit A attached hereto (each, as the same from time to time may be amended, restated, modified, supplemented or renewed, a "Revolving Loan Note"), duly executed by the Borrower, dated as of the applicable Drawdown Date. Each Lender (or the Agent if only one Revolving Loan Note shall be issued to the Agent for the benefit of the Lenders) shall, and is hereby authorized by the Borrower to, record on the schedule attached to its Revolving Loan Note (or on a continuation of such schedule attached to such Revolving Loan Note) and make a part thereof, an appropriate notation evidencing the date and amount of each such Lender's Proportionate Share of such Revolving Loan, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Revolving Loan.

         Section 2.02      Term Loans.

                  (a) The Lenders shall make the Term Loans available to the Borrower for the sole purpose of redeeming or repurchasing the Existing Senior Notes in the event that (i) the Borrower is required to repurchase the Existing Senior Notes due to a Change of Control, (ii) the Borrower elects to call the Existing Senior Notes in accordance with the terms of the Existing Indenture or (iii) the Borrower enters into a solicitation with the holders of the Existing Senior Notes that is acceptable to the Arrangers in their sole and absolute discretion.

                  (b) Each of the Lenders, relying upon each of the representations and warranties of the Borrower set forth herein, hereby severally and not jointly agrees with the Borrower that, upon satisfaction of the applicable conditions precedent in Article V and subject to and upon the terms of this Agreement, it will on each Drawdown Date, make the Term Loans available to the Borrower through the Agent in an aggregate amount not to exceed its Tranche B Loan Commitment ratably with the other Lenders according to their respective Tranche B Loan Commitments. The maximum aggregate amount of all Terms Loans which may be outstanding at any time under this Agreement is the Aggregate Tranche B Loan Commitment, as may be reduced pursuant to Sections 2.06 and 2.07.

                  (c) The Borrower shall, (i) in the case of a LIBOR Loan, at least five (5) Business Days prior to a Drawdown Date and (ii) in the case of a Base Rate Loan, at least one (1) Business Day prior to a Drawdown Date, deliver a Drawdown Request to the Agent in writing addressed to the Agent. Each Drawdown Request shall be effective on receipt by the Agent and shall be irrevocable.

                  (d) Each Drawdown Request shall be deemed to constitute a warranty by the Borrower (i) that the representations and warranties of the Borrower set forth herein are true and correct on and as of the date of such Drawdown Request and will be true and correct on and as of the relevant Drawdown Date as if made on such date (unless, in each case, such representation and warranty is expressly limited to an earlier date or is no longer true and correct solely as a result of transactions not prohibited by the Transaction Documents), (ii) that after giving effect to the borrowing made pursuant to such Drawdown Request, the sum of the outstanding Term Loans will not exceed the Aggregate Tranche B Loan Commitment and (iii) that no Default or Event of Default has occurred and is continuing. The Term Loan made by the Lenders to the Borrower shall be evidenced by one or more promissory notes in the form of Exhibit B attached hereto (each, as the same from time to time may be amended, restated, modified, supplemented or renewed, a "Term Loan Note"), duly executed by the Borrower, dated as of the applicable Drawdown Date. Each Lender (or the Agent if only one Term Loan Note shall be issued to the Agent for the benefit of the Lenders) shall, and is hereby authorized by the Borrower to, record on the schedule attached to its Term Loan Note (or on a continuation of such schedule attached to such Term Loan Note) and make a part thereof, an appropriate notation evidencing the date and amount of each such Lender's Proportionate Share of such Term Loan, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Term Loan.

         Section 2.03      Interest on the Loans.

                  (a)      Interest on the outstanding principal amount of each
         (i) LIBOR Loan shall be payable on each Interest Payment Date, unless the Interest Period exceeds three months in which case it shall be paid quarterly, at a rate per annum equal to the Interest Rate for the related Interest Period from the date when made and continued until paid in full and (ii) Base Rate Loan shall be payable on each Commitment Fee Payment Date at a rate per annum equal to the daily average Interest Rate for the period from the date when made and continued until paid in full.

                  (b) The duration of each Interest Period for each LIBOR Loan shall be one month; provided, however, that (i) the Borrower may direct that the duration of an Interest Period for a LIBOR Loan be three or six months (or any other period agreed to by the Agent and all of the Lenders) by giving the Agent written notice thereof at least three Business Days before the first day of such Interest Period. The Agent shall deliver a copy of such notice on the same day to the Lenders.

                  (c) Each Loan will bear interest at the Overdue Rate on any part of the principal amount and interest and other amounts due thereunder not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same will be overdue.

                  (d) No later than 150 days after the Closing Date the Borrower shall enter into an interest rate hedging agreement with respect to the interest payable under the Term Loans for a period of at least three years from the Closing Date. The Borrower shall deliver a copy of such interest rate hedging agreement to the Agent. The Borrower shall have the right to obtain one or more interest rate hedging agreements and either Arranger or an Affiliate of either Arranger shall have the right to arrange therefor pursuant to the terms of an ISDA Master Agreement to be entered into between the Borrower and such Arranger or an Affiliate of such Arranger; provided, however, if the Borrower has requested an interest rate Hedging Agreement through the Agent from either of the Arrangers or any Affiliate of an Arranger and no Arranger or Affiliate of an Arranger wishes to arrange for such interest rate Hedging Agreement or does not do so on terms reasonably acceptable to the Borrower immediately following the Borrower's request therefor, then the Borrower may use any other entity to arrange for such interest rate hedging agreements; provided further, that any interest rate Hedging Agreement entered into with an Arranger or an Affiliate of an Arranger shall, if so required by such Arranger or such Affiliate, be guaranteed by the Subsidiary Guarantors and secured by a second priority mortgage on the Vessels (but excluding the Second Lien Vessels). If the Collateral is used as security for an interest rate Hedging Agreement with an Arranger or an Affiliate of an Arranger the interest of such Arranger or Affiliate in respect of such agreement shall be subordinated to the interests of the Lenders hereunder. In no event shall the Collateral be used as security for any interest rate hedging agreement with an entity other than an Arranger or an Affiliate of an Arranger. The Borrower agrees to enter into good faith negotiations with the Agent with respect to the terms of an ISDA Master Agreement, to be used by a Arranger or an Affiliate of an Arranger in connection with an interest rate hedge, promptly following the Closing Date. If an Arranger or an Affiliate of an Arranger does not agree to use the form of ISDA Master Agreement agreed to by the Borrower and the Agent, the Borrower shall not be obligated to make hedging arrangements with such Arranger or such Affiliate.

                  (e) The Borrower may elect to continue all or any part of any borrowing of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving a Drawdown Request (which shall be irrevocable) to the Agent of such election, specifying the LIBOR Loan or LIBOR Loans or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election with regard to LIBOR Loans, the Borrower shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans pursuant to Subsection 2.03(g).

                  (f) All or part of any LIBOR Loans may be continued as provided herein, provided that any continuation of such Loans shall not be (as to each borrowing of such Loans as continued for an applicable Interest Period) less than $1,000,000 and shall be in an integral multiple of $100,000.

                  (g) The Borrower may elect to convert any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving a Drawdown Request to the Agent regarding such election.

                  (h) The Borrower may elect to convert any Base Rate Loan at any time or from time to time to a LIBOR Loan by giving a Drawdown Request (which shall be irrevocable) to the Agent of such election, specifying each Interest Period therefor.

                  (i) All or any part of the outstanding Loans may be converted as provided herein, provided that any conversion of such Loans shall not result in a borrowing of Loans in an amount less than $1,000,000 and in integral multiples of $100,000.

         Section 2.04 Maximum Interest Rate. In no event shall the interest charged with respect to a Loan exceed the maximum amount permitted by applicable law. If at any time the Interest Rate exceeds the maximum rate permitted by applicable law, the rate of interest to accrue pursuant to this Agreement and such Loan shall be limited to the maximum rate permitted by applicable law, but any subsequent reductions in the Base Rate or LIBOR shall not reduce the interest to accrue on such Loan below the maximum amount permitted by applicable law until the total amount of interest accrued on such Loan equals the amount of interest that would have accrued if a varying rate per annum equal to the Interest Rate had at all times been in effect. If the total amount of interest paid or accrued on a Loan under the foregoing provisions is less than the total amount of interest that would have accrued if the Interest Rate had at all times been in effect, the Borrower, agrees to pay to the Lenders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by applicable law had at all times been in effect or (ii) the amount of interest that would have accrued if the Interest Rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Agreement.

         Section 2.05 Repayment. The Borrower shall repay all outstanding Loans (subject to such reduction and prepayments as hereinafter set forth) on the Maturity Date.

         Section 2.06      Mandatory Permanent Reduction of Tranches.

                  (a) The Aggregate Tranche A Loan Commitment shall be permanently reduced on each Tranche A Reduction Date pursuant to the following schedule:


         ----------------------------------------------------------------------
         TRANCHE A REDUCTION DATE                     TRANCHE A LOAN COMMITMENT
                                                          REDUCTION AMOUNT
         ----------------------------------------------------------------------
         March 13, 2003                                             $ 5,000,000
         ----------------------------------------------------------------------
         September 13, 2003                                         $ 5,000,000
         ----------------------------------------------------------------------
         March 13, 2004                                             $ 5,000,000
         ----------------------------------------------------------------------
         September 13, 2004                                         $ 5,000,000
         ----------------------------------------------------------------------
         March 13, 2005                                             $10,000,000
         ----------------------------------------------------------------------
         September 13, 2005                                         $10,000,000
         ----------------------------------------------------------------------
         March 13, 2006                                             $12,500,000
         ----------------------------------------------------------------------
         September 13, 2006                                         $12,500,000
         ----------------------------------------------------------------------
         March 13, 2007                                             $12,500,000
         ----------------------------------------------------------------------
         Maturity Date                                              $22,500,000
         ----------------------------------------------------------------------

provided, however, in the event that the aggregate outstanding principal amount of all of the Term Loans is less than the Aggregate Tranche B Loan Commitment on the date that is the four month anniversary of the Closing Date and the Aggregate Tranche B Loan Commitment is reduced pursuant to Section 2.06(b), then the Tranche A Loan Commitment Reduction Amount for each Tranche A Reduction Date shall be calculated using the following formula:

                              A - [(B-C)(A/D)] + E

Where
A =      The Tranche A Loan Commitment Reduction Amount as set forth in the above chart for such Tranche A Reduction Date
B =      The Aggregate Tranche B Commitment Amount
C =      The aggregate outstanding principal amount of all of the Term Loans as of the date that is the four month anniversary of the Closing Date
D =      The Aggregate Tranche A Commitment Amount
E =      The Tranche B Reduction Amount, if any, on such Tranche A Reduction
Date

For purposes of illustration, if it is the first Tranche A Reduction Date (i.e., March 2003) and the aggregate outstanding principal amount of the Terms Loans as of four month anniversary of the Closing Date is $60,000,000, then the Tranche A Loan Commitment Reduction Amount will be determined as follows:

$5,000,000 - [($80,000,000-$60,000,000) ($5,000,000/$100,000,000)] + 0 =
$4,000,000.

If is the Tranche A Reduction Date occurring in September 2006, then the Tranche A Loan Commitment Reduction Amount will be determined as follows:

$12,500,000 - [($80,000,000-$60,000,000) ($12,500,000/$100,000,000)] +
[75,000,000-$63,000,000] = $22,000,000.

                  (b) In the event that the aggregate outstanding principal amount of all of the Term Loans is less than the Aggregate Tranche B Loan Commitment on the date that is the four month anniversary of the Closing Date, the Aggregate Tranche B Loan Commitment shall be permanently reduced to an amount equal to the outstanding principal amount of the Terms Loans as of such date. In addition, the Aggregate Tranche B Loan Commitment shall be permanently reduced on each Tranche B Reduction Date by the amount necessary to cause the outstanding principal amount of the Term Loans as of such date to not exceed the amount indicated below beside such dates:

--------------------------------------------------------------------------------
TRANCHE B REDUCTION DATE                    AGGREGATE TRANCHE B LOAN COMMITMENT
--------------------------------------------------------------------------------
The date that is thirty-six (36) months                             $77,500,000
after the Closing Date
--------------------------------------------------------------------------------
The date that is forty-two (42) months                              $75,000,000
after the Closing Date
--------------------------------------------------------------------------------
The date that is forty-eight (48) months                            $63,000,000
after the Closing Date
--------------------------------------------------------------------------------
The date that is fifty-four (54) months                             $51,000,000
after the Closing Date
--------------------------------------------------------------------------------
Maturity Date                                                             $0.00
--------------------------------------------------------------------------------

In addition, in the event that the Borrower shall consummate a public or Rule 144A offering of its Indebtedness after the Closing Date, then the Aggregate Tranche B Loan Commitment shall be permanently reduced on the date such offering is completed by an amount equal to the net proceeds of such issuance.

                  (c) If, on any Tranche A Reduction Date, the outstanding principal amount of the Revolving Loans plus all L/C Obligations as of such date exceed the Aggregate Tranche A Loan Commitment (as reduced on such Tranche A Reduction Date), then the Borrower shall, on such Tranche A Reduction Date, make a mandatory repayment of the Revolving Loans (or pay over to the Agent to be applied to or held as cash collateral for the L/C Obligations) of the amount (the "Tranche A Reduction Amount") of such excess. If, on any Tranche B Reduction Date, the outstanding principal amount of the Term Loans as of such date exceeds the

Aggregate Tranche B Loan Commitment (as reduced on such Tranche B Reduction
Date), then the Borrower shall, on such Tranche B Reduction Date, make a mandatory prepayment of the Term Loans in the amount (the "Tranche B Reduction Amount") of such excess.

         Section 2.07 Optional Permanent Reduction of Aggregate Tranche A Loan Commitment and Aggregate Tranche B Loan Commitment.

                  (a) The Borrower shall have the right, at any time and from time to time, to request, without penalty, a permanent reduction of either the Aggregate Tranche A Loan Commitment or the Aggregate Tranche B Loan Commitment so long as the Agent receives five (5) Business Days prior written notice of such request. Each such partial permanent reduction shall be in an amount at least equal to Five Million Dollars ($5,000,000) and multiples of One Million Dollars ($1,000,000) thereafter. To the extent that the outstanding principal amount of Revolving Loans and L/C Obligations or the outstanding principal amount of the Term Loans exceeds the Aggregate Tranche A Loan Commitment or the Aggregate Tranche B Loan Commitment, as applicable, the Borrower shall pay the Tranche A Reduction Amount and/or the Tranche B Reduction Amount, respectively.

                  (b) Any prepayment of any Loan made hereunder shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to such Loans or portions thereof being prepaid, together with any and all actual costs or expenses incurred by any Lender in connection with any breaking of funding (as certified by such Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower).

                  (c) Prepayments made under this Section 2.07 shall, at the option of the Borrower, be applied either (i) pro rata to any mandatory repayments due under Section 2.06(c) during the next six (6) months or (ii) to mandatory repayments due under Section 2.06(c) in inverse order of maturity.

         Section 2.08 Application of Payments. Unless otherwise expressly provided herein, each payment made on a Loan will be applied, first to the payment of all fees and expenses due to the Agent or the Lenders under this Agreement, second, to the payment of interest on overdue interest at the Overdue Rate on such Loan to the date of such payment, third, to the payment of interest on any overdue Reduction Amount at the Overdue Rate on such Loan to the date of such payment, fourth, to the payment of accrued interest on such Loan to the date of such payment, fifth, to the payment of any overdue Reduction Amount past due on such Loan and sixth, to the payment of the Reduction Amount of such Loan then due.

         Section 2.09      Manner of Payments.

                  (a) All payments made pursuant to the Credit Agreement shall be made without set-off or counterclaim but subject to deduction for, and net of, applicable Excluded Taxes and shall be made in immediately available funds by the Borrower to the Agent for the account of the Lenders in accordance with their Proportionate Share. All such payments shall be made to the Agent, prior to 11:00 a.m., New York City time, on the date due to the Agent's account at JPMorgan Chase Bank, ABA#: 021000021, Account of Fortis Capital Corp., Account # 001-1-624418, Reference: Seabulk, or at such other place in New York as may be designated by the Agent to the Borrower in writing. Any payments received after 11:00 a.m., New York City time, shall be deemed received on the next Business Day. The Agent shall promptly remit to each Lender, in the same type of funds as payment was received, each Lender's Proportionate Share according to its respective interest of all such payments received by the Agent for the account of such Lender. Subject to the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day with the same effect as if made on the due date but interest shall continue to accrue until the date of payment.

                  (b) If any Lender or other holder of a Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, set-off, banker's lien, counterclaim or otherwise) on account of principal of or interest on any Note or Reimbursement Obligation in excess of its Proportionate Share of payments and other recoveries obtained by all Lenders or other holders, such Lender or other holder shall purchase from the other Lenders or holders such participation in the Notes and Reimbursement Obligations held by them as shall be necessary to cause such purchasing Lender or other holder to share the excess payment or other recovery with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that the Lender so purchasing a participation from the other Lenders under this Section 2.09(b) may exercise all its rights of payment, including the right of set-off, with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of the participation

         Section 2.10      Register of Notes; Lost and Mutilated Notes

                  (a) The Agent will maintain at its principal office a register (the "Register") for the purpose of registering the Notes and registering transfers and exchanges of Notes. The Person in whose name a Note is registered in accordance with this Section 2.10(a) shall for all purposes hereof be deemed a Lender. Upon surrender for transfer or exchange of any Note at the principal office of the Agent, the Borrower will execute and deliver (in the case of any such transfer, in the name of the designated transferee or transferees or, in the case of an exchange, in the name of the holder thereof), one or more new Notes of the same series of a like aggregate principal amount. The Agent will not be required to register or exchange any surrendered Note as above provided during the 15-day period preceding any Interest Payment Date. Every Note presented or surrendered for transfer or exchange will be duly endorsed (or be accompanied by a written instrument of transfer in form satisfactory to the Agent) duly executed by the holder thereof or his attorney duly authorized in writing. Any Note issued in a registration of transfer or exchange will carry the same rights to interest (unpaid and to accrue) carried by the Note so transferred or exchanged so that there will not be any loss or gain of interest on such Note. The Agent shall mark on each new Note (i) the dates to which principal and interest have been paid on the old Note and (ii) all payments and prepayments of principal previously made on such old Note which are allocable to such new Note.

                  (b) If any Note has been mutilated, lost, stolen or destroyed, the Borrower will execute and deliver a new Note of like date and tenor in exchange and substitution for, and upon cancellation of, such mutilated Note or in lieu of and in substitution for such lost, stolen or destroyed Note; provided, however, that the Borrower will so execute and deliver such new Note only if the applicable holder has paid the reasonable expenses and charges of the Borrower in connection therewith and, in the case of a lost, stolen or destroyed Note, (i) has filed with the Borrower evidence satisfactory to it that such Note was lost, stolen or destroyed, and (ii) has furnished to the Borrower indemnity satisfactory to it. Neither the Borrower nor the Agent shall have any obligation to indemnify or reimburse such holder for any losses, expenses or charges that it may suffer or incur in connection with the previous sentence, such costs to be borne entirely by such holder. If any such Note has matured or is otherwise subject to payment, instead of issuing a new Note the Borrower may pay the same without surrender thereof. Any Note issued in exchange for a lost, stolen, destroyed or mutilated Note will carry the same rights to interest (unpaid and to accrue) carried by the Note lost, stolen, destroyed or mutilated so that there will not be any loss or gain of interest on such Note. The Agent shall mark on each new Note (A) the dates to which interest has been paid on the old Note and (B) all payments and prepayments of principal previously made on such old Note which are allocable to such new Note.

                  (c)      Upon the issuance of a new Note or Notes pursuant to
         Section 2.10(a) or 2.10(b) hereof, each of the Borrower and the Agent may require from the party requesting such new Note or Notes payment of a sum to reimburse the Borrower for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or other governmental charge paid or payable by the Borrower.

         Section 2.11      Change in Circumstances.

                  (a) If after the date of this Agreement, there shall have occurred the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, that a Lender has reasonably determined has or would have the effect of reducing the rate of return on the Lender's capital or the capital of its direct or indirect holding company as a consequence of its obligations hereunder to a level below that which such Lender or its holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or its holding company's policies with respect to capital adequacy) by an amount which such Lender, in its reasonable judgment, shall deem material, then from time to time, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for such reduction. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for such purposes, absent manifest error; provided, however, that the determination of such additional amount or amounts shall be made in good faith in a manner generally consistent with such Lender's standard practice.

                  (b) If after the date of this Agreement, there shall have occurred the adoption of any applicable law, rule or regulation regarding the maintenance of reserves, special deposits, compulsory loans or similar requirements against assets held by, deposits or liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Interest Rate hereunder, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, that a Lender has reasonably determined has or would have the effect of increasing the cost to such Lender or such Lender's direct or indirect holding company, by an amount which such Lender deems to be material, with respect to issuing the Letters of Credit or making, continuing or maintaining the LIBOR Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amount or amounts as will compensate such Lender or holding company for such increased cost or reduced amount receivable. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for such purposes, absent manifest error; provided, however, that the determination of such additional amount or amounts shall be made in good faith in a manner generally consistent with such Lender's standard practice.

                  (c) Upon the occurrence of any event giving rise to the operation of this Section 2.11, the affected Lender shall use reasonable efforts to designate or cause its direct or indirect holding company to designate a different lending office for funding or booking its obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.11 in the future, (ii) would not subject such Lender to any economic, legal or regulatory disadvantage or to any unreimbursed cost or expense and
         (iii) would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by such Lender in connection with such designation or assignment. If the affected Lender does not so designate or cause its direct or indirect holding company to designate a different lending office, then the Borrower shall have the right to require such lender to assign its interest to an Eligible Assignee pursuant to Section
         10.11 hereof.

                  (d) The Borrower shall not be required to compensate a Lender pursuant to this Section 2.11 for any amounts pursuant to the immediately preceding clauses (a) and/or (b) of this Section 2.11 to the extent that such amounts were incurred more than 180 days prior to the date that such Lender notifies the Borrower of the circumstances giving rise to such amounts and of such Lender's intention to claim compensation therefor; provided, however, that, if the circumstances giving rise to such amounts are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         Section 2.12 Illegality. Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender to make or maintain any portion of a Loan as a LIBOR Loan, such Lender shall so notify the Borrower and the Agent in writing and interest on such portion of such Loan shall thereafter be calculated by reference to the Base Rate. If any such change in the method of calculating interest is required, pursuant to such change in law, to be made on a day which is not the last day of an Interest Period, the Borrower shall pay to such Lender the amounts, if any, as may be required pursuant to Section 2.14.

         Section 2.13      Taxes.

                  (a) Any and all payments on account of any Obligations shall be made free and clear of and without deduction for any Taxes (other than, and excluding, Excluded Taxes); provided, however, that if the Borrower shall be required to withhold or deduct any Indemnified Taxes from any such payment, the amount of such payment shall be increased as necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 2.13) the Lenders receive an amount equal to the sum that they would have received had no such deductions been made. The Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) The Borrower shall indemnify each Indemnified Party (provided, however, that for purposes of this Section 2.13, Indemnified Party shall mean the Agent, any Issuing Lender, each Arranger, each Lender, and any Affiliate of any of the foregoing) within twenty (20) days after written demand therefor for the full amount of any Indemnified Taxes payable with respect to or on account of any Obligation (including Taxes imposed on or attributable to amounts payable under this Section 2.13) and any penalties, interest, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. In the case of Indemnified Taxes paid by an Indemnified Party, a certificate as to the amount of such payment or liability delivered to the Borrower by such Indemnified Party shall be conclusive absent manifest error. The agreements in this Section shall survive the termination of this Agreement and the Transaction Documents and the payment of all amounts payable hereunder and thereunder.

                  (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to such Indemnified Party the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory, to such Indemnified Party.

                  (d) Each Indemnified Party not incorporated or organized under the laws of the United States of America or a state thereof shall deliver to the Borrower and Agent prior to the first date on which any payment is due such entity hereunder two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Loan without withholding or deduction of any United States federal income tax. Each entity required to deliver Forms W-8BEN or W-8ECI, or successor applicable form pursuant to the preceding sentence, further undertakes to deliver to the Borrower and the Agent two further copies of W-8BEN or W-8ECI, or successor applicable forms, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms previously delivered by it to the Borrower and the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation or in the interpretation thereof) has occurred prior to the date on which any such delivery otherwise would be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form. The Borrower shall not be obligated to pay any Indemnified Party any amounts pursuant to this Section 2.13 in respect of Indemnified Taxes that would not have been imposed but for failure of the Indemnified Party to comply with this Section 2.13(d).

                  (e) Notwithstanding the foregoing, if the Borrower incurs any liability pursuant to this Section 2.13, to make a payment (or pay an increased amount) to a Lender with respect to a Loan or otherwise, the Lender in respect of whose Proportionate Share of such Loan such liability arises shall use reasonable efforts to designate a different lending office for funding or booking its obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.13 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by such Lender in connection with such designation or assignment.

                  (f) The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (g) If a Lender, the Issuing Lender, the Agent or any Arranger shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.13, it shall promptly notify the Borrower of the availability of such claim and shall, within thirty (30) days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If a Lender, the Issuing Lender, the Agent or any Arranger receives a refund in respect of any Taxes or Other Taxes with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall within thirty (30) days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender, the Issuing Lender, the Agent or such Arranger and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender, the Issuing Lender, the Agent or any Arranger, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges payable to the relevant Governmental Authority) to such Lender, the Issuing Lender, the Agent or any Arranger in the event such Lender, the Issuing Lender, the Agent or any Arranger is required to repay such refund to such Governmental Authority.

         Section 2.14 Break Funding Payments. The Borrower agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of a LIBOR Loan after the Borrower has given irrevocable notice requesting such borrowing in accordance with Section 2.01(d), 2.02(c) or 3.01 or (b) a prepayment of a LIBOR Loan on any day other than the last day of the Interest Period applicable to such Loan. The provisions of this
Section 2.14 shall survive the termination of the Transaction Documents and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to this Section 2.14 submitted by such Lender to the Borrower shall (i) set forth the basis for requesting such amounts and (ii) be conclusive absent manifest error.

         Section 2.15 Alternate Rate of Interest. If prior to the commencement of any Interest Period: (a) the Agent determines (which determination shall be reasonably made and shall be conclusive absent manifest error) that, by reason of changes arising after the date of this Agreement affecting the interbank LIBOR market, or any Lender's position in such market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, for such Interest Period, or (b) the Agent is advised by any Lender that, by reason of changes arising after the date of this Agreement affecting the interbank LIBOR market, or any Lender's position in such market, Adjusted LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining such Lender's Proportionate Share of the Loans during such Interest Period, then the Agent shall promptly give notice thereof to the Borrower, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist, the Loans shall not be LIBOR Loans and interest on the Loans shall be calculated by reference to the Base Rate (in the case of clause (a) above) or such Lender's Proportionate Share of the Loan (in the case of clause (b) above) shall not be a LIBOR Loan and interest on such portion of the Loans shall be calculated by reference to the Base Rate.

         Section 2.16      Fees.

                  (a) The Borrower shall pay the Commitment Fee to the Agent on each Commitment Fee Payment Date.

                  (b) The Borrower shall pay (i) to the Agent for pro rata distribution to each L/C Participant (based upon each L/C Participant's Proportionate Share) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit through the Termination Date of such Letter of Credit, computed at a rate equal to the Applicable Margin for Revolving Loans maintained as LIBOR Loans per annum on the average daily Stated Amount of such Letter of Credit and (ii) to the Issuing Lender in respect of each Letter of Credit issued by it, a fee (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit through the Termination Date of such Letter of Credit, computed at a rate equal to 0.25% per annum on the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500. Accrued Letter of Credit and Facing Fees shall be due and payable quarterly in arrears on each Commitment Fee Payment Date and on the first date on and after the Maturity Date on which no Letters of Credit remain outstanding. In addition, the Borrower shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

                                  ARTICLE III
                                LETTERS OF CREDIT

         Section 3.01 Issuing the Letters of Credit. The Borrower shall, at least five (5) Business Days prior to an Issuance Date, deliver an Issuance Request to the Agent in writing addressed to the Agent. Each Issuance Request shall be effective on receipt by the Agent and shall be irrevocable. On the Issuance Date and upon fulfillment of the applicable conditions set forth in
Article V, the Letter of Credit shall be issued. Notwithstanding anything to the contrary contained herein, the Issuing Lender shall have no obligation to issue a Letter of Credit if (a) a Default or Event of Default has occurred and is continuing, (b), after giving effect to such issuance, the L/C Obligations would exceed the L/C Commitment or (c) after giving effect to the issuance of such Letter of Credit, the sum of the outstanding L/C Obligations and the aggregate principal amount of all outstanding Revolving Loans would exceed the Aggregate Tranche A Loan Commitment. Each Letter of Credit shall be in a Minimum Borrowing Amount and no Letter of Credit shall have a Termination Date later than thirty
(30) days prior to the Maturity Date.

         Section 3.02 Drawings under Letters of Credit. In the event that there occurs one or more drawings under any Letter of Credit, and such drawing(s) are made in accordance with the terms and conditions thereof, the Issuing Lender shall, on the Business Day on which such drawing is required to be honored pursuant to such Letter of Credit (the "Disbursement Date"), make available to the beneficiary under such Letter of Credit, in same day funds, the amount of such drawing.

         Section 3.03 Reimbursement on Demand. On (or promptly after) each Disbursement Date, the Issuing Lender shall notify the Borrower of a drawing under a Letter of Credit, and the Issuing Lender will promptly thereafter furnish to the Borrower copies of (i) each draft drawn under such Letter of Credit and (ii) each certificate and each other document (if any) accompanying any such draft. The Borrower will, as reimbursement for such payment by the Issuing Lender either (i) immediately and unconditionally repay the amount drawn under a Letter of Credit to the Issuing Lender, or (ii) if the Borrower does not effect such repayment by 5:00 p.m., New York time, on the Disbursement Date, the amount drawn under such Letter of Credit shall automatically convert into a Revolving Loan (without regard to the minimum prior notice provisions of Section 2.01(d) and the Minimum Borrowing Amount) on the following day, provided that no Default or Event of Default shall have occurred and be continuing as of the Disbursement Date. If, however, a Default or an Event of Default shall have occurred and be continuing as of the Disbursement Date, the amount drawn under such Letter of Credit shall not convert into a Revolving Loan and, instead, shall be immediately due and payable hereunder, as of the Disbursement Date.

         Section 3.04 Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Lender with respect to each payment under each Letter of Credit (its "Reimbursement Obligation") shall, to the extent permitted by applicable New York law, be unconditional and irrevocable, and shall to such extent be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, to the extent permitted by applicable New York Law, the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any related contract, instrument or other agreement in support of which the Letter of Credit has been issued (collectively referred to as a "Contract");

                  (b) any amendment or waiver of or any consent to departure from all or any of the Letters of Credit or any Contract in each case agreed to by the Borrower;

                  (c) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary of any Letter of Credit (or any Person for whom any such beneficiary may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in such Letter of Credit or any Contract or any unrelated transaction;

                  (d) any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or insufficient in any respect or any statement therein being untrue or inaccurate in any respect due to circumstances not known to the Issuing Lender; or

                  (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that such circumstances do not result directly from the gross negligence, willful misconduct or bad faith of the Issuing Lender.

         Section 3.05 Action in Respect of the Letters of Credit. To the extent permitted by applicable New York law, the Borrower assumes all risks of the acts or omissions of the beneficiaries under the Letters of Credit with respect to their use of the Letters of Credit. Neither the Issuing Lender nor any of their officers, employees, agents or directors shall be liable or responsible for:

                  (a)      the use which may be made of any Letter of Credit;

                  (b) the form, sufficiency, accuracy or genuineness of certificates or other documents delivered under or in connection with any Letter of Credit, even if such certificates or other documents should prove to be insufficient, fraudulent or forged;

                  (c) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, email, cable, telex, telecopy, telegraph, wireless or otherwise; or

                  (d) errors in translation or for errors in interpretation of technical terms;

provided, however, that such circumstances do not result directly from the gross negligence, willful misconduct or bad faith of the Issuing Lender. The Issuing Lender may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that, except for the Issuing Lender's gross negligence, willful misconduct or bad faith, and except as otherwise required by applicable New York law, any action, inaction or omission taken or suffered by the Issuing Lender in good faith in connection with any Letter of Credit, or the relative drafts, certificates or other documents, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

         Section 3.06 Indemnification. The Borrower hereby agrees to protect, indemnify, defend and hold harmless the Issuing Lender and each of its directors, officers, employees and agents and any person who controls any of them within the meaning of the federal, state and foreign securities laws from and against any and all liabilities, losses, obligations, damages, penalties, expenses or costs of any kind or nature and from any suits, judgments, claims or demands (including in respect of or for attorney costs and other fees and other disbursements of counsel for and consultants of such party in connection with any investigative, administrative or judicial proceeding, whether or not such party shall be designated a party thereto) (collectively, the "Indemnified Liabilities") incurred by reason of or in connection with the execution and delivery of, or payment or failure to make payment under, any Letter of Credit; provided, however, that the Borrower shall not be required to indemnify pursuant to this Section for any Indemnified Liabilities to the extent caused by (i) the Issuing Lender's gross negligence or willful misconduct in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) the Issuing Lender's gross negligence or willful misconduct in failing to make lawful payment under any Letter of Credit after presentation to it by a beneficiary of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         Section 3.07 Deemed Disbursements. Upon the occurrence and during the continuation of an Event of Default and upon notification by the Issuing Lender to the Borrower of its obligations under this Section 3.07, the Borrower shall be immediately obligated to deliver to the Issuing Lender cash collateral for the Issuing Lender's unfunded obligations under all issued and outstanding Letters of Credit in an amount equal to the then aggregate amount of each Letter of Credit which is undrawn and available under all issued and outstanding Letters of Credit. Any amounts so payable by the Borrower pursuant to this Section shall be deposited in immediately available funds in an interest bearing collateral account maintained with the Issuing Lender, and held as collateral security for the Reimbursement Obligations. At such time when all Events of Default shall have been cured or waived, the Issuing Lender shall return to the Borrower all amounts then on deposit with the Issuing Lender pursuant to this
Section 3.07 which have not been applied towards satisfaction of all amounts owing to the Issuing Lender.

         Section 3.08      L/C Participations.

                  (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Proportionate Share in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand, at the Issuing Lender's address for notices specified herein, an amount equal to such L/C Participant's Proportionate Share of the amount of such draft, or any part thereof, which is not so reimbursed and whether or not such amount is converted into a Revolving Loan pursuant to Section 3.03.

                  (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.08(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant in writing of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Issuing Lender during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is
         360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.08(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.08(b), if the L/C Participants receive written notice that any such payment is due (A) prior to 1:00 p.m. (New York time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (New York time) on any Business Day, such payment shall be due on the following Business Day.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant such L/C Participant's Proportionate Share of such payment in accordance with this Section 3.08, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such L/C Participant its Proportionate Share thereof; provided, however, that in the event any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         Section 3.09 Lenders Not Required to Make Loans or Issue Letters of Credit. Notwithstanding anything to the contrary contained in this Agreement, neither the Lenders nor the Issuing Lender shall be obligated in any manner to make any Loan or issue any Letter of Credit in a principal amount which, together with the aggregate principal amount of all Loans outstanding and all L/C Obligations outstanding on the proposed date of making such Loan or issuance of a Letter of Credit, would exceed the Aggregate Loan Commitment.

                                   ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         In order to induce the Agent, the Arrangers and the Lenders to enter into this Agreement and to induce the Lenders to make the Facility available, each Credit Party hereby represents and warrants to the Agent, the Arrangers and the Lenders (which representations and warranties shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents and the drawdown of the Loans and the issuances of any Letters of Credit hereunder) that:

         Section 4.01 Company Status. Each Credit Party (i) is a duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications, except where the failure to be so qualified is not reasonably expected to result in a Material Adverse Change.

         Section 4.02 Company Power and Authority. Each Credit Party has the requisite power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Transaction Documents. Each Credit Party has duly executed and delivered each of the Transaction Documents to which it is party, and each of such Transaction Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor's rights and by general principles of equity.

         Section 4.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Transaction Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, other than any such contravention that could not reasonably be expected to result in a Material Adverse Change, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation or other documents of the Borrower or any of its Subsidiaries.

         Section 4.04 Governmental Approvals. Except for filings and recordings in connection with the Security Documents (which filings shall be made on or before the Closing Date with respect to the Collateral delivered as of the Closing Date) and except as have been obtained and are in effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the consummation and performance by any Credit Party of any Transaction Document or (ii) the legality, validity, binding effect or enforceability of any Transaction Document.

         Section 4.05 Financial Statement; Financial Condition; Undisclosed Liabilities; etc. Except as otherwise disclosed in writing to the Lenders on or prior to the date hereof, the financial information regarding the Borrower and its Subsidiaries for the year ended December 31, 2001 and for the quarters ended March 31, 2002 and June 30, 2002 contained in the Borrower's Form 10-K/A, Form 10-QA and Form 10-Q, respectively, are complete and correct, have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements and since the date of the most recent of such statements, there has been no Material Adverse Change and there are no contingent obligations, liabilities for Taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements. No written information, exhibit, schedule or report prepared by or on behalf of the Borrower and furnished to the Agent or the Lenders by or at the direction of the Borrower or any of its

Subsidiaries in connection with the negotiation of this Agreement contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Agent or the Lenders in that connection, omitted to state a material fact or any fact necessary to make the statement contained therein not misleading; provided, that, the financial information with respect to the Borrower's projections, copies of which have been furnished to the Agent and each Lender prior to the Closing Date, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Borrower to be reasonable in all material respects at the time made.

         Section 4.06 Litigation. Except as disclosed in Schedule 4.06 hereto, there is no action, suit, proceeding or investigation pending or, to the best knowledge of each Credit Party, threatened, before any court or administrative agency that might: (i) adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party, (ii) reasonably be expected to result in any judgment or liability which would result in a Material Adverse Change or (iii) adversely affect the enforceability of this Agreement, any Note or any other Transaction Document.

         Section 4.07 No Default. No Credit Party is in default (in any respect that could reasonably be expected to result in a Material Adverse Change) under any agreement by which it is bound, or is in default in respect of any financial commitment or obligation.

         Section 4.08      Use of Proceeds; Margin Regulations.

                  (a) The proceeds received with respect to the (i) Terms Loans shall be used by the Borrower for the sole purpose of repurchasing or redeeming the Existing Senior Notes in the event that
         (1) the Borrower is required to repurchase the Existing Senior Notes due to a Change of Control, (2) the Borrower elects to call the Existing Senior Notes in accordance with the terms of the Existing Indenture or (3) the Borrower enters into a solicitation with the holders of the Existing Senior Notes that is acceptable to the Arrangers in their sole discretion and (ii) Revolving Loans shall be used by the Borrower for (1) general corporate purposes and payment of professional fees and expenses of the Borrower and the other Credit Parties and (2) to refinance and repay the Existing Indebtedness.

                  (b) No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         Section 4.09 Tax Returns and Payments. The Borrower and each of its Subsidiaries has filed or caused to be filed, with the appropriate taxing authority, all federal, state, provincial and other returns, statements, forms and reports for Taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or its Subsidiaries except where the failure to so file or cause to be filed could not reasonably be expected to result in a Material Adverse Change. The Borrower and its Subsidiaries have paid all Taxes payable by them other than (a) Taxes which are not delinquent, (b) Taxes contested in good faith for which adequate reserves have been established in accordance with GAAP and (c) foreign Taxes as to which the failure to pay such foreign Taxes could not reasonably be expected to result in a Material Adverse Change.

         Section 4.10      Compliance with ERISA.

                  (a) Except, in each case, as could not reasonably be expected to result in a Material Adverse Change or except as disclosed on Schedule 4.10 hereto, (i) each Plan (and each related trust, insurance contract or fund) is in compliance in all material respects with its terms and with all applicable laws, including without limitation ERISA and the Code; (ii) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is qualified and meets the requirements of Sections 401(a) and 501(a) of the Code and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan; (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct and fairly presents the funding status of each such Plan, and since the date of such report there has been no Material Adverse Change in such funding status; (iv) no Reportable Event has occurred or is reasonably likely to occur; (v) no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; (vi) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of a funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (vii) all contributions required to be made with respect to a Plan have been or will be timely made; (viii) neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has committed any violation or incurred any liability (including any indirect, contingent or secondary liability) pursuant to Section 406, 409, 502(i), 502(l), 515 or Title IV of ERISA (other than the payment of premiums, none of which are overdue) or Section 401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections; (ix) no condition exists which presents a risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; (x) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (xi) neither the Borrower, any Subsidiary Guarantor nor any ERISA Affiliate has incurred any liability under the Worker Adjustment and Retraining Notification Act (29 U.S.C.ss.ss.201-2109) (which remains unpaid);
         (xii) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (xiii) the Borrower has not received notice that indicates the existence of potential withdrawal liability under a Multiemployer Plan (as defined In Section 4001(a)(3) of ERISA); (xiv) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; (xv) no lien or security interest encumbrance on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate that is imposed under the Code or ERISA or is likely to arise in connection with any Plan; (xvi) the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan; (xvii) no Plan has an Unfunded Current Liability in excess of $1,000,000; (xviii) the accumulated post retirement benefit obligation (as determined in accordance with Financial Accounting Standard 106 of the Borrower, any Subsidiary Guarantor and any ERISA Affiliate, to the extent it could subject the Borrower to liability, shall not as of the end of the fiscal year preceding the Closing Date exceed $1,000,000, and there is no other post-termination benefit obligation for which the Borrower could reasonably be expected to incur liability or be obligated in excess of $1,000,000, and the Borrower shall not take any action not required by applicable law that could reasonably be expected to cause such obligation to increase above $1,000,000; and (xix) using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and their ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of such Plan ended prior to the date of the most recent Credit Event, would not exceed $100,000.

                  (b) Except, in each case, as could not reasonably be expected to result in a Material Adverse Change, (i) each Foreign Pension Plan has been maintained in compliance in all material respects with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; (iii) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

         Section 4.11 Ownership; Subsidiaries. Schedule 4.11 correctly (a) lists each of the Borrower's direct and indirect Subsidiaries as of the Closing Date and (b) describes the Equity Interests owned by the Borrower (directly or indirectly) in each of its Subsidiaries as of the Closing Date.

         Section 4.12 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its businesses and the ownership of its property, except such noncompliances as could not (in the event such noncompliance were asserted by any Person through appropriate action), individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

         Section 4.13 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.14      Environmental Matters.

                  (a) To the actual knowledge of each Responsible Officer of each Credit Party who executes any Transaction Document on behalf of any Credit Party and without independent investigation: (i) except as disclosed in Schedule 4.14, the Borrower and each of its Subsidiaries have complied with, and on the date of each Credit Event will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, (ii) there are no pending or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries in excess of $150,000, (iii) there are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property in excess of $150,000, or to cause any such currently owned Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                  (b) To the actual knowledge of each Responsible Officer of each Credit Party who executes any Transaction Document on behalf of any Credit Party and without independent investigation: (i) except as disclosed in Schedule 4.14, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law in such a manner so as to cause this representation to be untrue; or (ii) Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law in such a manner so as to cause this representation to be untrue.

         Section 4.15 Labor Relations. (a) Except as could not reasonably be expected to result in a Material Adverse Change, neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice; (b) except (in each case) as could not reasonably be expected to result in a Material Adverse Change, there is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the

Borrower or any of its Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or threatened against the Borrower or any of its Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of the Borrower or any of its Subsidiaries; and (c) except (in each case) as could not reasonably be expected to result in a Material Adverse Change, hours worked by and payments made to any employee of the Borrower, any Subsidiary Guarantor or any ERISA Affiliate have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters.

         Section 4.16 Patents, Licenses, Franchises and Formulas. The Borrower and each of its Subsidiaries owns or is licensed to use all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all material leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain or so own which, as the case may be, has had, or could reasonably be expected to result in, a Material Adverse Change.

         Section 4.17 Security Interests. On and after the Closing Date, each of the Security Documents creates (or after the execution and delivery thereof, will create), as security for the Obligations purported to be secured thereby, a valid and enforceable security interest in and Lien on all of the Collateral subject thereto, which shall be perfected upon the taking of possession thereof or completion of filings with respect thereto, in each case as required by this Agreement or the other Transaction Documents, superior to and prior to the rights of all third Persons and subject to no other Liens (except for Permitted Encumbrances with respect to the Vessels, first mortgages with respect to the Second Lien Vessels and Customary Permitted Liens with respect to other assets). No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made substantially contemporaneously with the execution and delivery thereof.

         Section 4.18 Indebtedness. Schedule 4.18 sets forth a true and complete list of all (i) Indebtedness for borrowed money of the Borrower and each of its Subsidiaries outstanding as of the Closing Date and (ii) agreements existing on the Closing Date pursuant to which the Borrower or any of its Subsidiaries are entitled to incur Indebtedness, in each case showing the aggregate principal amount thereof and the name of the borrower and any other entity which directly or indirectly guaranteed such debt.

         Section 4.19 Capitalization of Borrower. On and as of the Closing Date, the authorized capital stock of the Borrower shall consist of 40,000,000 shares of common stock, 23,200,000 shares of which shall be issued and outstanding and 5,000,000 shares of preferred stock, none of which shall be issued or outstanding. All such outstanding shares of common stock are duly and validly issued and fully paid and non-assessable.

         Section 4.20 Concerning the Vessels. The name, official number, registered owner, and jurisdiction of registration of each Vessel is set forth on Schedule 4.20 hereto. Except as set forth on Schedule 4.20 (which includes a list of vessels designated as laid-up), each Vessel is operated in material compliance with all applicable maritime rules and regulations, including, without limitation, with respect to each Vessel operated in the coastwise trade of the United States of America, the Shipping Act of 1916, as amended and in effect, and the regulations promulgated thereunder. Each Vessel not designated as laid-up on Schedule 4.20 is maintained and operated in material compliance with all applicable Environmental Laws.

         Section 4.21 Citizenship. The Borrower and each Subsidiary Guarantor which owns or operates one or more Vessels is qualified to own and operate such Vessels under the laws of the Approved Jurisdiction.

         Section 4.22 Vessel Classification. Except (a) as permitted by the laws and/or regulations of the relevant flag state or (b) with respect to a Vessel that has been laid-up in accordance with Section 6.20(c) of this Agreement, each Vessel is classified in the highest classification and rating for vessels of the same age and type with the respective classification society set forth in Schedule 4.20, without any conditions or recommendations affecting class other than those for which the time prescribed for curing the condition or recommendation has not passed.

         Section 4.23      [Reserved]

         Section 4.24 Insurance. Each of the Credit Parties has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses.

                                   ARTICLE V
                              CONDITIONS OF LENDING

         Section 5.01 Conditions Precedent to Drawdown of the Initial Loan. The obligation of the Lenders to make the Initial Loan available to the Borrower and/or issue a Letter of Credit (if the Initial Loan has not yet been made) under this Agreement shall be expressly subject to the following conditions precedent:

                  (a) The Agent shall have received the following documents in form and substance satisfactory to the Arrangers and their legal advisor:

         (i) copies, certified as true and complete by an officer of each Credit Party, of the resolutions of such Credit Party evidencing approval of this Agreement, the Notes and the other Transaction Documents to which it is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

         (ii) copies, certified as true and complete by an officer of each Credit Party, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Credit Parties as may b e required by the Arrangers), approvals or consents with respect to the Transaction Documents;

         (iii) copies, certified as true and complete by an officer of each Credit Party of the certificate of incorporation and bylaws or the certificate of formation and operating agreement (or equivalent instruments) thereof;

         (iv) certificate of the Secretary of the Borrower certifying that it legally and beneficially owns, directly or indirectly, all of the issued and outstanding Equity Interests of each of the Subsidiary Guarantors and that, except as disclosed in a schedule hereto, such Equity Interests are free and clear of any liens, claims, pledges or other encumbrances whatsoever;

         (v) certificate of the Secretary of each Credit Party (other than the Borrower) certifying as to the record ownership of all of its issued and outstanding Equity Interests; and

         (vi) certificates of the jurisdiction of formation of each Credit Party as to the good standing thereof.

                  (b) The Agent shall have received evidence satisfactory to the Arrangers and their legal advisor that:

         (i) the Vessels (except as disclosed in schedule 4.20) are in the sole and absolute ownership of the relevant Subsidiary Guarantor as set forth in Schedule 4.20 and duly registered in such Subsidiary Guarantor's name under the flag of an Approved Jurisdiction, unencumbered, save and except for the Mortgage recorded against it and Permitted Encumbrances and with respect to Second Lien Vessels the first mortgages thereon as of the Closing Date;

         (ii) the Mortgage on each Vessel has been properly recorded under the laws of the jurisdiction of registration and constitutes a first priority mortgage (or, in the case of the Second Lien Vessels, a second priority mortgage), subject only to Permitted Encumbrances;

         (iii) except as otherwise disclosed to the Agent in writing, the Vessels are classed in the highest classification and rating for vessels of the same age and type with the respective classification society as set forth in Schedule 4.22 without any outstanding conditions or recommendations affecting class other than those for which the time prescribed for curing the condition or recommendation has not passed;

         (iv) except as otherwise disclosed to the Agent in writing, each Vessel is operationally seaworthy and in every way fit for its intended service;

         (v) all necessary governmental or regulatory approvals, licenses and authorities which are necessary to the operation of each Vessel have been obtained from each applicable Governmental Authority; and

         (vi) each Vessel is insured in accordance with the provisions of the related Mortgage and the requirements thereof in respect of such insurances have been complied with.

                  (c) The Borrower shall have duly executed and delivered this Agreement, the Notes, the Pledge Agreement and the other Transaction Documents to which it is a Party and each Subsidiary Guarantor shall have duly executed and delivered this Agreement, the Security Documents and the other Transaction Documents to which it is a party. Notwithstanding any provision in this Agreement to the contrary, so long as MARAD is the first mortgagee on any Vessel owned by Seabulk Towing, Inc., Seabulk Towing, Inc. shall be under no obligation to enter into or execute any security agreement, Assignment of Earnings and Insurances, or any other agreement granting a security interest in its assets, except for (i) second priority Mortgages on its Second Lien Vessels and (ii) first priority Mortgages and Assignments of Insurances with respect to its other Vessels.

                  (d) The Borrower and the Subsidiary Guarantors shall have delivered the Equity Interests subject to the Pledge Agreement to the Agent, together with executed and undated stock powers with respect thereto, and all other documents required to be delivered pursuant to the Pledge Agreement.

                  (e) The Borrower and the Subsidiary Guarantors shall each have duly executed and delivered the following documents:

         (i)      the Mortgage with respect to its Vessel(s);

         (ii) an Assignment of Earnings and Insurances with respect to its Vessel(s), other than its Second Lien Vessels, or, with respect to the Vessels owned by Seabulk Towing, Inc., other than the Second Lien Vessels owned by Seabulk Towing, Inc., an Assignment of Insurances;

         (iii) Uniform Commercial Code Financing Statements for filing with the appropriate jurisdictions necessary to perfect the security interest of the Agent for the benefit of the Lenders in and to its Collateral; and

         (iv) such other documents as may be required to perfect the security interest of the Agent, on behalf of the Lenders, in the Collateral.

                  (f) The Agent shall have received a certificate from the Borrower to the effect that the Borrower is in compliance with the conditions precedent set forth in this Article V.

                  (g) The Agent shall have received evidence that neither the Borrower nor any of its Subsidiaries is subject to any Environmental Claim which could reasonably be expected to result in a Material Adverse Change.

                  (h) The Agent shall have received payment in full of all fees and expenses due on or before the Closing Date to the Agents, the Arrangers and the Lenders under

         Section 2.16, or such fees and expenses shall be paid directly from the Initial Loan proceeds on the Closing Date.

                  (i) The Agent shall have received evidence satisfactory to the Arrangers and to their legal advisor that, save for the liens created by the Mortgages and the Assignments of Earnings and Insurances, there are no liens, charges or encumbrances of any kind whatsoever on any of the Vessels or on their respective earnings except for Permitted Encumbrances and, with respect to the Second Lien Vessels, the first mortgages thereon as of the Closing Date.

                  (j) The Agent shall have received the favorable written opinions of counsel to the Borrower and the Subsidiary Guarantors, dated the Closing Date and in form and substance satisfactory to the Agent and its legal advisors.

                  (k) The Agent shall have received a favorable written opinion of counsel to the Borrower to the effect that any existing indebtedness of the Lightship Tanker Entities is non-recourse to the Borrower and the Subsidiary Guarantors.

                  (l) The Borrower shall have completed the successful offering of new Equity Interests, the gross proceeds of which shall at least equal $100,000,000, and $25,000,000 of such proceeds shall have been used to reduce the Borrower's Existing Indebtedness.

                  (m) There shall have occurred no event that could result in a Material Adverse Change since the date hereof.

                  (n) The Agent shall have received any additional documents, affidavits or certificates of the Borrower, the Subsidiary Guarantors or any other Person as it may reasonably require.

         Section 5.02 Further Conditions Precedent. The obligation of the Lenders to make any Loan available to the Borrower under this Agreement or to issue any Letter of Credit shall be expressly and separately subject to the following further conditions precedent on the relevant Drawdown Date or Issuance Date, as the case may be:

                  (a) The Agent shall have received a Drawdown Request or Issuance Request, as the case may be, in accordance with the terms of
         Section 2.01(d), Section 2.02 (c) or Section 3.01, as the case may be.

                  (b)      The representations and warranties set forth in
         Article IV hereof shall be true and correct in all material respects with the same effect as though each such representation and warranty had been made on and as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates, or are no longer true as a result of transactions not prohibited by the Transaction Documents.

                  (c) No Default or Event of Default shall have occurred and be continuing.

                  (d) No change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any Credit Party to make any payment as required under the terms of the Transaction Documents.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as this Agreement shall remain in effect or any of the Obligations shall be outstanding, it shall, and shall cause each of the Subsidiary Guarantors to unless the Borrower shall have received the prior written consent of the Requisite Lenders:

         Section 6.01 Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as permitted by Section 7.16), rights and franchises and comply with all laws applicable to it and at all times be qualified to do business in the jurisdictions where failure to qualify could reasonably be expected to result in a Material Adverse Change.

         Section 6.02 Payment of Debts. Pay its debts, liabilities and obligations when due, except (a) any such debts, liabilities and obligations that are being contested in good faith by appropriate proceedings, (b) any single debt, liability or obligation, which does not exceed $2,500,000 and (c) any debts, liabilities and obligations, which in the aggregate do not exceed $5,000,000.

         Section 6.03 Accounts and Records. Keep and maintain full and accurate accounts and records in accordance with GAAP consistently applied.

         Section 6.04 Payment of Taxes and Claims. Prepare and timely file all tax returns required to be filed by it and pay and discharge all Taxes imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims (including, without limitation, claims for labor, materials and supplies) which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, except (a) in each case, for any such Taxes as are being contested in good faith by appropriate proceedings or (b) with respect to foreign Taxes, the failure of which to pay or discharge could not reasonably be expected to result in a Material Adverse Change.

         Section 6.05 Financing Statements. In the case of the Collateral, execute, financing statements or other documents deemed necessary or desirable by the Agent to perfect, maintain or preserve any security interest granted pursuant to the Transaction Documents and pay the filing costs pursuant to law. Without limiting the generality of the foregoing, each of the Credit Parties will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or that the Agent may reasonably request, to protect and preserve the Liens granted or purported to be granted hereby and by the other Transaction Documents. Each of the Credit Parties hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Credit Party, where permitted by law.

         Section 6.06 Compliance with Law. Comply in all material respects with all applicable federal, state, local and foreign laws, ordinances, rules, orders and regulations now in force or hereafter enacted, including, without limitation all laws and regulations relating to environmental laws and employee benefit plans, failure to comply with which could reasonably be expected to result in a Material Adverse Change.

         Section 6.07 Financial Statements. Furnish to the Agent the following financial statements:

                  (a) as soon as available but not later than ninety (90) days after the end of each fiscal year of the Borrower, complete copies of the consolidated financial reports of the Borrower and its Subsidiaries, all in reasonable detail, which shall include at least the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by independent chartered accountants of international standing;

                  (b) as soon as available but not later than ninety (90) days after the end of each fiscal year of the Borrower, complete copies of the consolidated financial reports of the Borrower and its Subsidiaries excluding the Lightship Tanker Entities, all in reasonable detail, which shall include at least the consolidated balance sheet of the Borrower and its Subsidiaries, excluding the Lightship Tanker Entities, as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be unaudited, but certified to be true and complete by the chief financial officer of the Borrower;

                  (c)      as soon as available but not less than forty-five
                           (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a quarterly interim consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower;

                  (d) within ten (10) days of the filing thereof, copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the SEC or any similar governmental authority; and

                  (e) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports, proxy statements, notices and other communications transmitted to all of the Borrower's shareholders;

                  (f) at such time as the financial statements described in Sections 6.07(a), 6.07(b) and 6.07(c) are delivered, a certificate of the Borrower's Chief Financial Officer (i) certifying the Borrower's compliance with each of its covenants contained herein and showing the calculations thereof (with respect to the covenants in Sections 6.14, 6.15, 6.16 and 6.17 hereof) in reasonable detail and (ii) stating that the financial statements delivered in accordance with Sections 6.07(a), 6.07(b) and 6.07(c) are complete and correct in all material respects and present fairly the financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments); and

                  (g) any other information regarding the Borrower that is material to the Transaction Documents or, the Loans or the Letters of Credit as any Lender, through the Agent, may reasonably request.

         Upon receipt the Agent shall promptly deliver the above referenced financial statements to the Lenders.

         Section 6.08 Access to Books and Records. Permit the Agent and each Lender, and their respective duly authorized agents and officers, during normal business hours and upon reasonable notice to (a) examine the books and records of the Borrower and to make copies and extracts therefrom, and (b) discuss the affairs, finances and accounts of the Borrower, and be advised as to the same by, the officers of the Borrower as shall be relevant to the performance or observance of the terms, covenants or conditions of this Agreement, the other Transaction Documents or the financial condition of the Borrower.

         Section 6.09 Notifications. Give prompt written notice to the Agent of (a) any Default of which the Borrower has actual knowledge or an Event of Default specifying the same and the steps being taken to remedy the same, (b) any litigation or governmental proceeding pending or, to the best knowledge of the Borrower, threatened against the Borrower or against any of the Subsidiaries which could reasonably be expected to result in a Material Adverse Change, (c) the withdrawal of any Vessel's rating by its classification society or the issuance by such classification society of any material recommendation or notation affecting class and (d) any other event or condition which could reasonably be expected to result in a Material Adverse Change.

         Section 6.10 Performance of Obligations. Not take, or fail to take, any action, or fail to use commercially reasonable efforts to prevent any action to be taken by others, (a) which would release any Person from any of such Person's covenants or obligations under any agreement or instrument included in the Security Documents, or (b) which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument in a manner materially adverse to the Agent or the Lenders.

         Section 6.11 Environmental Matters. Promptly, and in any event within five (5) Business Days after an officer of the Borrower or any of its Subsidiaries obtains actual knowledge thereof, give written notice to the Agent of one or more of the following environmental matters, unless, in each case, such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to result in a Material Adverse Change:

                  (a) any pending or threatened in writing Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                  (b) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (i) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or
                           (ii) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                  (c) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                  (d) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all material notices received after the date hereof by them or any of its Subsidiaries from any Governmental Authority under, or pursuant to, CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower or such Subsidiary's response thereto. In addition, upon the request of the Agent, the Borrower will provide the Lenders with copies of all material communications with any Governmental Authority relating to Environmental Laws, all material communications with any Person (other than their attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 6.11(e), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Agent on behalf of the Lenders.

         Section 6.12 Transaction Document Obligations. Pay the Notes according to the reading, tenor and effect thereof, and do and perform every act and discharge all of the obligations provided to be performed by the Borrower under the Transaction Documents, including this Agreement, at the time or times and in the manner specified, and cause the Subsidiary Guarantors to take such action with respect to their obligations to be performed and discharged under the Transaction Documents to which they respectively are parties.

         Section 6.13 ERISA. Promptly upon learning of the occurrence or the expected occurrence of (i) any material liability of any Credit Party or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA), (ii) a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which any Credit Party or any ERISA Affiliate is plan administrator (as defined in ERISA) other than to the extent such failure could not reasonably be expected to result in a Material Adverse Change, (iii) a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification
Act) of the Borrower, any Subsidiary Guarantor or any ERISA Affiliate; (iv) the Borrower, any Subsidiary Guarantor or any ERISA Affiliate becoming liable for material increases in retiree medical, life insurance or other death benefits (contingent or otherwise) (other than as a result of a continuation of medical coverage required under section 4980B of the Code or the insurance coverage continuation provisions of applicable state law); or (v) a failure to satisfy the conditions represented, warranted and agreed to in Section 4.10 of this Agreement other than to the extent such failure could not reasonably be expected to result in a Material Adverse Change, furnish or cause to be furnished to the Agent written notice thereof.

         Section 6.14 Minimum Adjusted EBITDA to Adjusted Interest Expense. With respect to the Borrower, maintain a ratio determined as of the last day of each of the Borrower's fiscal quarters commencing September 30, 2002 of Adjusted EBITDA to Adjusted Interest Expense as follows:

                  (a) through the fiscal quarter ending December 31, 2002, not less than 2.25 to 1.00;

                  (b) thereafter, until the fiscal quarter ending December 31, 2003, not less than 2.50 to 1.00;

                  (c) thereafter, until the fiscal quarter ending December 31, 2004, not less than 2.75 to 1.00;

                  (d) thereafter, until the fiscal quarter ending December 31, 2005, not less than 3.00 to 1.00; and

                  (e)      thereafter, not less than 3.25 to 1.00.

         Section 6.15 Minimum Adjusted Tangible Net Worth With respect to the Borrower, maintain an Adjusted Tangible Net Worth of not less than One Hundred Seventy-Five Million Dollars ($175,000,000) plus fifty percent (50%) of the Borrower's cumulative positive annual net income (on a consolidated basis) for each fiscal quarter from September 30, 2002 onwards, plus seventy-five percent (75%) of the net proceeds received by the Borrower (or any of the Borrower's Subsidiaries) from the issuance of Equity Interests issued after the Closing Date.

         Section 6.16 Maximum Adjusted Funded Debt Ratio. With respect to the Borrower, maintain an Adjusted Funded Debt Ratio determined as of the last day of each of the Borrower's fiscal quarters commencing September 30, 2002 as follows:

                  (a) through the fiscal quarter ending March 31, 2003, not more than 4.25 to 1.00;

                  (b) thereafter, until the fiscal quarter ending March 31, 2004, not more than 4.00 to 1.00; and

                  (c)      thereafter, not more than 3.50 to 1.00.

         Section 6.17 Minimum Fair Market Value of the Vessels. Maintain an Asset Coverage Ratio at all times equal to or greater than 1.75 to 1.00.

         Section 6.18 Ownership of Subsidiary Guarantors. With respect to the Borrower, own, directly or indirectly, the percentage of the Equity Interests of each Subsidiary Guarantor shown on Schedule 4.11 hereto.

         Section 6.19      Additional Vessels; Further Assurances. If either
(a) the Borrower or a Subsidiary acquires a Vessel after the Closing Date and, if as of the date of acquisition of such Vessel the Borrower is not in compliance with Section 6.17 hereof or (b) the Borrower is not in compliance with Section 6.17 hereof, then the Borrower shall or shall cause its Subsidiary within 30 days of such acquisition to:

                  (a) Execute and deliver a Mortgage, deliver related information and reports, and otherwise take such actions with respect to such Vessel and Mortgage as would have been required to satisfy the conditions of
                           Section 5.01 if such new Vessel were a Vessel on the Closing Date;

                  (b) Execute and deliver a Subsidiary Guarantee Agreement (to the extent not previously delivered);

                  (c) Pledge and deliver, or cause to be pledged and delivered, all of the Equity Interest of each new Subsidiary Guarantor acquired or created after the Closing Date, to the extent owned by the Borrower or any Subsidiary Guarantor, to the Agent for the benefit of the Lenders pursuant to the Pledge Agreement; and

                  (d) Execute and deliver an Assignment of Earnings and Insurances;

provided, however, that if, pursuant to Section 7.03, the Borrower or a Subsidiary Guarantor mortgages a vessel in order to remain in compliance with
Section 6.17, such vessel must be a Qualified Substitute Vessel.

         Section 6.20 Vessel Operations and Management. (a) Procure that each of the Vessels not laid-up in accordance with Section 6.20(c) hereof, shall at all times be (i) managed by the technical and commercial managers managing the Vessels as of the Closing Date or such other managers acceptable to the Requisite Lenders in accordance with vessel management agreements acceptable to the Requisite Lenders, (ii) flagged under the laws of an Approved Jurisdiction and (iii) classed in the highest classification and rating for vessels of the same age and type without any outstanding conditions or recommendations affecting class (other than those for which the time prescribed for curing the condition or recommendation has not passed) with Lloyds Registry of Shipping, Det norske Veritas, Bureau Veritas, American Bureau of Shipping or such other classification society classing the Vessels as of the Closing Date or with such other classification society acceptable to the Agent; provided, however, if a Vessel is reflagged under the laws of an Approved Jurisdiction, it shall be a condition to such reflagging that the Subsidiary Guarantors deliver to the Agent (A) evidence (including an opinion of counsel) that such Vessel has been registered in the name of the related Subsidiary Guarantor under the laws of such jurisdiction; (B) evidence (including an opinion of counsel) that the related Mortgage has been properly recorded under the laws of such jurisdiction and constitutes a first priority mortgage (or, in the case of the Second Lien Vessels, a second priority mortgage) subject only to Permitted Encumbrances; (C) evidence that all necessary governmental or regulatory approvals, licenses and authorities which are necessary to the operation of the Vessel have been obtained; (D) evidence that insurances in compliance with the requirements of the Mortgage have been obtained; and (E) such other items as the Agent may reasonably require.

         (b) Except with respect to any Vessel that has been laid-up in accordance with Section 6.20(c) hereof, comply in all material respects or to procure that the operator of each of the Vessels will comply in all material respects within the requisite applicable time limits for vessels of the same type, size, age and flag of the Vessels with the International Management Code for the Safe Operation of Ships and for Pollution Prevention (as the same may be amended from time to time, the "ISM Code") adopted by the International Maritime Organization or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter, (i) to hold or to procure that the operator of each of the Vessels holds, a valid Document of Compliance (being a document issued to a vessel operator as evidence of its compliance with the requirements of the ISM Code) duly issued to the Subsidiary Guarantor or the operator (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate (being a document issued to a vessel as evidence that the vessel operator and its shipboard management operate in accordance with an approved structured and documented system enabling the personnel of that vessel operator to implement effectively the safety and environmental protection policy of that vessel operator) duly issued to each of the Vessels pursuant to the ISM Code, (ii) to provide the Agent with copies of any such Document of Compliance and Safety Management Certificate promptly following the issue thereof and after every renewal and (iii) to keep or to procure that there is kept, on board each of the Vessels a copy of any such Document of Compliance and the original of any such Safety Management Certificate

         (c) Ensure that the laying-up of any Vessel is commercially reasonable; that each laid-up Vessel is maintained in accordance with ordinary and reasonable commercial standards for laid-up vessels, and that the Agent is notified of each lay-up within thirty (30) days after the commencement thereof.

         Section 6.21 Appraisals. Upon the request of the Agent and at the Borrower's expense, furnish the Agent with appraisals from an Appraiser for each of the Vessels; provided, however, such request shall not be made more than once in any twelve-month period.

         Section 6.22 Reimbursement for Expenses. Reimburse the Agent, or cause the Subsidiary Guarantors to reimburse the Agent, promptly, with interest at the interest rate applicable to the Notes, for any and all expenditures which the Agent may from time to time make in providing protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys' fees, necessary translation fees for documents made in a language other than English and other matters, in each case in respect of which the Borrower has Defaulted in its obligation hereunder with respect to such matters, or the Subsidiary Guarantors have Defaulted in their Subsidiary Guarantee Obligation hereunder with respect to such matters or under a Subsidiary Guarantee Agreement with respect to such matters, to provide. Such obligation of the Borrower and the Subsidiary Guarantors to reimburse the Agent shall be an additional indebtedness due from the Borrower and the Subsidiary Guarantors, secured by the Collateral and the Transaction Documents, and shall be payable by the Borrower and the Subsidiary Guarantors on demand. The Agent, though privileged to do so, shall be under no obligation to the Borrower or the Subsidiary Guarantors to make any such expenditures, nor shall the making thereof relieve the Borrower or the Subsidiary Guarantors of any default in that respect.

         Section 6.23 Remittance of Insurance Proceeds. (a) Immediately upon the receipt of any and all insurance proceeds in respect of a Second Lien Vessel that are not used to repair or replace the relevant Second Lien Vessel in accordance with the provisions of the MARAD first mortgage, promptly pay to the Agent, or cause the applicable Subsidiary Guarantor to pay to the Agent, any insurance proceeds received by the Borrower or a Subsidiary Guarantor after payment of such insurance proceeds to MARAD, as first mortgagee thereon, to the extent of the outstanding amount of the indebtedness owing to MARAD with respect to such Second Lien Vessel. Such proceeds shall be used to repay the Revolving Loans outstanding at such time; provided however, if the Borrower delivers to the Agent appraisals, from an Appraiser selected by the Agent for all of the Vessels, dated no earlier than ten (10) days prior to the date such proceeds are received by and paid to the Agent, that demonstrate compliance with Section 6.17, then such proceeds, or portion thereof not required to cause the Borrower to be in compliance with Section 6.17, shall be remitted by the Agent back to the Borrower.

         (b) Upon the discharge of the first mortgage on any Second Lien Vessel owned by the Borrower and upon the discharge of all of the first mortgages on the Second Lien Vessels owned by Seabulk Towing, Inc., the Borrower or Seabulk Towing, Inc., as the case may be, shall deliver to the Agent an Assignment of Earnings and Insurances with respect to such Vessel(s), together with such other documents as may be required to perfect the security interest of the Agent, on behalf of the Lenders, in such Collateral.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as this Agreement shall remain in effect or any of the Obligations shall be outstanding, it shall not, and shall not permit any of the Subsidiary Guarantors to, without the prior written consent of the Requisite Lenders:

         Section 7.01 Indebtedness. Contract for, create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness contemplated by this Agreement or any of the other Transaction Documents;

         (b) Indebtedness outstanding on the date hereof which is set forth on Schedule 4.18 and any extensions, renewals and replacements of any such Indebtedness, provided that any such Indebtedness indicated on Schedule 4.18 as "Indebtedness to be Repaid" shall have been repaid on or before the Closing Date;

         (c) accounts payable (for the deferred purchase price of property or services) from time to time incurred in the ordinary course of business and guarantees by the Borrower or any Subsidiary Guarantor in the ordinary course of business of any such obligations incurred by the Borrower or any other Subsidiary Guarantor;

         (d) obligations for current taxes, assessments and other governmental charges and taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate procedures, diligently prosecuted or appealed;

         (e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

         (f) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

         (g) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $5,000,000 at any time outstanding;

         (h) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed $5,000,000 at any time outstanding;

         (i) Capital Lease Obligations not to exceed $10,000,000 at any one time;

         (j) Indebtedness owing pursuant to hedge agreements entered into in the ordinary course of business for the purpose of hedging against fluctuations in interest rates (on money borrowed by the Borrower or any Subsidiary), commodity prices and foreign exchange rates; and

         (k) any Indebtedness (and any extensions, renewals and replacements of such Indebtedness), to the extent that, at the time such Indebtedness is contracted for, created, assumed or incurred, and both before and after giving effect to such Indebtedness, no Default or Event of Default exists or would exist hereunder.

         Section 7.02 Liens. Create, assume, permit or suffer to exist any mortgage, pledge, encumbrance, security interest or other Lien securing an obligation on any Vessel or on any other asset, whether now owned or hereafter acquired, except Permitted Encumbrances and second priority mortgages to secure a Hedging Agreement pursuant to Section 2.03(d) with respect to the Vessels and Customary Permitted Liens with respect to such other assets.

         Section 7.03 Asset Sales. Sell, lease, transfer, assign or otherwise dispose of any Vessel unless (a) after giving effect to such sale, lease, transfer, assignment or disposition, the Borrower is in compliance with
Section 6.17 hereof or (b) the Borrower delivers to the Agent a Qualified Substitute Vessel and the documents described in Section 6.19 with respect thereto in order to remain in compliance with Section 6.17.

         Section 7.04 Assignment of Insurances. Grant an assignment or permit or suffer to exist any mortgage, pledge, encumbrance, security interest or other Lien on the Insurances relating to a Second Lien Vessel other than Liens in favor of MARAD.

         Section 7.05 Sale of Notes or Accounts Receivable. Sell, lease, transfer, assign or otherwise dispose of any notes, accounts receivable or other obligations owed to by any Person, except (a) for the purpose of collection in the ordinary course of its business and (b) to the extent that, both before and after giving effect to any such sale, lease, transfer, assignment or disposition (taking into account any prepayment to be made to the Lenders under this Agreement from the net proceeds of any such sale, lease, transfer, assignment or disposition), no Default or Event of Default would exist hereunder.

         Section 7.06 Sale and Leaseback. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, and used and useful in its business, whether now owned or hereafter acquired, if it, at the time of such sale or disposition, intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         Section 7.07 Restricted Payments. With respect to the Borrower, declare or pay any dividend or make any distribution on its capital stock or purchase, redeem, acquire or otherwise retire any capital stock for value (in each case, a "Restricted Payment"); provided, however, that the Borrower may make a Restricted Payment so long as, at the time of, and after giving effect to, the proposed Restricted Payment: (a) no Default or Event of Default shall have occurred and be continuing and (b) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors) would not exceed fifty percent (50%) of the aggregate amount of the consolidated net income of the Borrower and its consolidated Subsidiaries excluding the Lightship Tanker Entities for the fiscal year ended immediately prior to the fiscal year in which such proposed Restricted Payment is to be made determined in accordance with GAAP. Notwithstanding the preceding sentence, (w) the Borrower may make Restricted Payments with the proceeds of substantially concurrent capital contributions made by its stock holders so long as no Default or Event of Default shall have occurred and be continuing prior to or after giving effect thereto, (x) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (y) Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their Equity Interests, and (z) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, directors or employees of the Borrower and its Subsidiaries.

         Section 7.08 Investments. Make any Investment unless at the time of, and after giving effect to, the making of any proposed Investment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of the making of such Investment. Notwithstanding the foregoing sentence, the Borrower and the Subsidiary Guarantors may make the following Investments at any time: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof, and (b) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.

         Section 7.09 Restriction on Payment Restrictions Affecting Subsidiary Guarantors. Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than pursuant to this Agreement) on the ability of the Subsidiary Guarantors to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits or pay any Indebtedness owed to the Borrower, (b) make advances or loans to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of applicable law.

         Section 7.10 Change in Business Engage (directly or indirectly) in any business other than the business of the Borrower and its Subsidiaries as of the Closing Date and other businesses reasonably related thereto.

         Section 7.11      [Reserved]

         Section 7.12 Transactions with Affiliates. Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to such Person as would be obtainable by such Person at the time in a comparable arm's-length transaction with a Person other than an Affiliate. Notwithstanding the foregoing, the restrictions set forth in this
Section 7.12 shall not apply to (a)
the payment of reasonable and customary fees to directors of the Borrower who are not employees of the Borrower, (b) any other transaction with any employee, officer or director of the Borrower or any of its Subsidiaries pursuant to employee benefit plans and compensation arrangements in amounts customary for corporations similarly situated to the Borrower or any such Subsidiary and entered into the ordinary course of business and approved by the Board of Directors of the Borrower or any committee thereof or the Board of Directors of such Subsidiary, (c) transactions between or among the Borrower and its Subsidiaries who are Subsidiary Guarantors and not involving any other Affiliate, (d) the Stock Purchase Agreement and the Stock Holders Agreement, and (e) any Restricted Payment permitted by Section 7.07.

         Section 7.13 Changes in Offices or Names. Change the location of the chief executive office of any Credit Party, the office of the chief place of business any such parties, the office of the Credit Parties in which the records relating to the earnings or insurances of the Vessels are kept unless the Agent shall have received thirty (30) days prior written notice of such change.

         Section 7.14      Changes in Fiscal Year. Change its fiscal year.

         Section 7.15 Other Indebtedness. For a period, which shall be the lesser of (a) 60 days following the Closing Date and (b) completion of the syndication by the Arrangers, engage in any offering, placement or arrangement of any Indebtedness of the Credit Parties or their Affiliates, other than the transaction described in this Agreement.

         Section 7.16 Consolidation, Merger and Sale of Assets. Consolidate with, or merge with or into, any other Person or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property or assets, unless each of the following conditions is satisfied:

                  (a) The entity formed by such consolidation or into which such Credit Party is merged or the Person which acquires by conveyance or transfer substantially all of the assets of such Credit Party as an entirety shall expressly assume all of the obligations of such Credit Party under this Agreement and the other Transaction Documents pursuant to a written supplement to this Agreement executed in accordance with Article XI.

                  (b) Immediately prior to and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and the Agent shall have received a certificate from an Executive Officer to such effect.

                  (c) The Agent shall have received an opinion of counsel regarding the merged or consolidated entity, the legality, validity and enforceability of this Agreement and the other Transaction Documents, the title to the related Vessels and the priority of the Mortgages, as applicable.

                  (d) Upon any consolidation or merger, or any conveyance or transfer of substantially all of the assets of such Credit Party as an entirety in accordance with this Section 7.16, the successor entity formed by such consolidation or into which such Credit Party is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Credit Party under this Agreement and the other Transaction Documents with the same effect as if such successor entity had been named as a Credit Party herein. No such conveyance or transfer of substantially all of the assets of such Credit Party as an entirety shall have the effect of releasing such Credit Party or any successor entity which shall theretofore have become such in the manner prescribed in this Section 7.16 from its liability hereunder. Nothing in this Section 7.16 shall restrict the Subsidiary Guarantors from chartering the Vessels so long as such charters are not bareboat charters for a period in excess of ten (10) years, except with respect to bareboat charters of the Second Lien Vessels so long as MARAD is the first mortgagee thereon and all Vessels owned now or in the future by Seabulk Towing, Inc. so long as MARAD is the first mortgagee on a Second Lien Vessel owned by Seabulk Towing, Inc., which shall not be subject to any such restriction.

                                 ARTICLE VIII
                             AGREEMENT TO GUARANTEE

         Section 8.01      Obligations Guaranteed.

                  (a) The Subsidiary Guarantors, jointly and severally, hereby unconditionally guarantee to each of the Agent and the Lenders
         (i) the full and prompt payment of the principal of the Notes and the indebtedness represented thereby and the L/C Obligations when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise; (ii) the full and prompt payment of interest on the Notes and the L/C Obligations when and as the same shall become due and payable (including interest at the Overdue Rate on any part of the principal amount, interest amount or other amount due under this Agreement and not paid when due); (iii) the full and prompt payment of an amount equal to each and all of the payments and other sums when and as the same shall become due, required to be paid by the Borrower under the terms of this Agreement and under each of the other Transaction Documents to which it is a party and (iv) the full and prompt performance and observance by the Borrower of the obligations, covenants and agreements required to be performed and observed by the Borrower under the terms of this Agreement and under each of the other Transaction Documents to which it is a party (items (i) through (iv), the "Subsidiary Guarantee Obligations"). The Subsidiary Guarantors hereby irrevocably and unconditionally agree that upon any default by the Borrower in the payment, when due, of any principal of, interest on or other amounts (including amounts in respect of fees and indemnification owing to the Agent or the Lenders) due under the Notes, this Agreement or any other Transaction Document, the Subsidiary Guarantors will promptly pay the same within ten (10) days after receipt of written demand therefor from the Agent or any Lender. The Subsidiary Guarantors further hereby irrevocably and unconditionally agree that upon any default by the Borrower in any of its obligations, covenants and agreements required to be performed and observed by the Borrower under this Agreement and under each of the other Transaction Documents to which it is a party, the Subsidiary Guarantors will effect the observance of such obligations, covenants and agreements within ten (10) days after receipt of written demand therefor from the Agent or any Lender.

                  (b) All payments by the Subsidiary Guarantors shall be paid in the lawful currency of the United States of America. Each and every default (i) in the payment of the principal of, premium, if any, interest on or other amounts due under the Notes or L/C Obligations,
         (ii) in the payment of any sum required to be paid by the Borrower under the terms of this Agreement or the other Transaction Documents, or (iii) in the prompt performance and observance by the Borrower of all of the obligations, covenants and agreements required to be performed and observed by the Borrower under the terms of the Transaction Documents, shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

                  (c) The Subsidiary Guarantors further agree that the Subsidiary Guarantee Obligations constitute an absolute, unconditional, present and continuing guarantee of performance and payment and not of collection, and waives any right to require that any resort be had by the Agent and the Lenders to (i) any security held by or for the benefit of the Agent and the Lenders for payment of the principal of, premium, if any, interest on or other amounts due under the Notes, this Agreement or the Transaction Documents, (ii) the Agent's and Lenders' right against any other Person, or (iii) any other right or remedy available to the Agent and the Lenders by contract, applicable law or otherwise. The Subsidiary Guarantee Obligations are direct, unconditional and completely independent of the obligations of any other Person or entity, and a separate cause of action or separate causes of action may be brought and prosecuted against the Subsidiary Guarantors without the necessity of any other party or previous proceeding with or exhausting any other remedy against any other Person who might have become liable for the indebtedness or of realizing upon any security held by or for the benefit of the Agent and the Lenders.

                  (d) The Subsidiary Guarantors shall pay to the Agent and the Lenders all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Agent and the Lenders upon the occurrence of an Event of Default under any or all of the Transaction Documents.

         Section 8.02 Subsidiary Guarantee Obligations of Subsidiary Guarantors Unconditional. The Subsidiary Guarantee Obligations shall be absolute and unconditional and shall remain in full force and effect until (1) the entire principal of, premium, if any, interest on and other amounts due under the Notes and the L/C Obligations shall have been paid and (2) all other sums payable by the Borrower and the Subsidiary Guarantors under this Agreement and the other Transaction Documents have been paid in full (including, without limitation, Section 8.01 hereof) have been paid in full, and, to the extent permitted by law, such Subsidiary Guarantee Obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Subsidiary Guarantors:

                  (a) the invalidity, irregularity, illegality, frustration or unenforceability of, or any defect in, (i) any Transaction Document or (ii) any collateral security given in connection therewith;

                  (b) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Notes, the L/C Obligations or any other obligation of the Borrower or any other obligor or to vary any terms of payment;

                  (c) any claim of immunity on behalf of the Borrower or any other obligor or with respect to any property of the Borrower or any other obligor;

                  (d) the waiver, compromise, settlement, release, extension, change, modification or termination of any or all of the obligations, covenants or agreements of (i) the Borrower under this Agreement or any other Transaction Document (except by payment in full of all its Obligations under this Agreement) or (ii) the Subsidiary Guarantors with respect to the Subsidiary Guarantee Obligations (except by payment in full of all the Subsidiary Guarantee Obligations hereunder);

                  (e) the failure to give notice to the Subsidiary Guarantors of the occurrence of a Default or an Event of Default hereunder or under any other Transaction Document;

                  (f) the transfer, assignment, sublease or mortgaging, or the purported or attempted transfer, assignment, sublease or mortgaging, of all or any part of the interest of the Borrower in any of its properties, or any failure of or defect in the title with respect to the Borrower's interest in any of its properties;

                  (g) the release, sale, exchange, surrender or other change in any collateral security for payment of the Borrower's Obligations;

                  (h) the extension of the time for payment of any amounts payable on the Notes, the L/C Obligations or any part thereof or of the time for performance of any other obligations, covenants or agreements under or arising out of this Agreement, any other Transaction Document or the extension or the renewal of any thereof;

                  (i) the modification or amendment (whether material or otherwise) of any Subsidiary Guarantee Obligation, covenant or agreement set forth in any Transaction Document;

                  (j) the taking of, or the omission to take, any of the actions referred to in this Agreement or any Transaction Document;

                  (k) any failure, omission, delay, or lack on the part of the Agent or the Lenders or any other Person to enforce, assert or exercise any right, power or remedy conferred on the Agent and the Lenders or such other Person in this Agreement or any other Transaction Document;

                  (l) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement or composition with creditors or readjustment of, or other similar proceedings affecting the Subsidiary Guarantors or any of their assets, or any allegation or contest of the validity of this Agreement, or any other Transaction Document, or the disaffirmance or attempted disaffirmance of this Agreement or any other Transaction Document, in any such proceedings;

                  (m) any event or action that would, in the absence of this Section, result in the release or discharge of the Subsidiary Guarantors from the performance or observance of any Subsidiary Guarantee Obligation, covenant or agreement contained in this Guarantee, other than the performance thereof;

                  (n) the default or failure of any Subsidiary Guarantor to fully perform any of its Subsidiary Guarantee Obligations;

                  (o) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor;

                  (p) the actual or purported assignment of any of the Subsidiary Guarantee Obligations;

                  (q) the receipt and acceptance by the Agent or the Lenders of notes, checks or other instruments for the payment of money made by the Subsidiary Guarantors and any extensions and renewals thereof (other than the payment in full of the entire principal of, premium, if any, interest on and other amounts due under the Notes and the L/C Obligations and all other sums payable by the Borrower and the Subsidiary Guarantors under this Agreement and the other Transaction Documents);

                  (r) to the extent permitted by law, the release or discharge of the Subsidiary Guarantors from the performance or observance of any guaranteed obligation, covenant or agreement contained herein by operation of law;

                  (s) any release or impairment of the Collateral pledged under this Agreement or any other Transaction Document;

                  (t) the release, substitution or replacement in accordance with the terms of any Transaction Document of any property subject thereto or any redelivery, repossession, surrender or destruction of any such property, in whole or in part;

                  (u) any limitation on the liability or obligations of the Borrower under this Agreement or any other Transaction Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of this Agreement or any other Transaction Document, or any term thereof;

                  (v) the merger or consolidation or any sale, lease or transfer of any or all of the assets of the Borrower or any Subsidiary Guarantor to any Person; or

                  (w) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

         Section 8.03 Waiver of Notice; Expenses. The Subsidiary Guarantors each hereby expressly waive notice from the Agent and the Lenders of its acceptance and reliance on the Subsidiary Guarantor's Guarantee or of any action taken or omitted in reliance hereon. The Subsidiary Guarantors further expressly waive diligence, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against the Borrower or against any other obligor under any of the Transaction
Documents or against the Collateral or any other collateral security for the Obligations. The Subsidiary Guarantors jointly and severally agree to pay all costs, fees, commissions and expenses (including, without limitation, all court costs and reasonable attorneys' fees) which may be incurred by the Agent or the Lenders in enforcing or attempting to enforce the Subsidiary Guarantee Obligations following any default on the part of any or all of the Subsidiary Guarantors hereunder, whether the same shall be enforced by suit or otherwise.

         Section 8.04 Other Security. The Agent and Lenders may pursue their rights and remedies against the Subsidiary Guarantors notwithstanding (a) any other Guarantee of or security for the Obligations and (b) any action taken or omitted to be taken by the Agent, the Lenders or any other Person to enforce any of the rights or remedies under such other guarantee or with respect to any other security.

         Section 8.05 No Set-off by the Subsidiary Guarantors. No set-off, abatement, recoupment, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of the Subsidiary Guarantee Obligations hereunder) which the Subsidiary Guarantors have or may have with respect to a claim hereunder, shall be available hereunder to the Subsidiary Guarantors against the Agent or the Lenders.

         Section 8.06 Joint and Several Obligation. Each of the Subsidiary Guarantors hereby agrees that it is jointly and severally liable for each of the Subsidiary Guarantee Obligations hereunder and under each of the other Transaction Documents. Each of the Subsidiary Guarantors accepts joint and several liability for all Subsidiary Guarantee Obligations hereunder in consideration of the financial accommodation to be provided by the Lenders to the Borrower under this Agreement, and in turn, the Borrower to the Subsidiary Guarantors, for the mutual benefit, directly and indirectly, of each of the Subsidiary Guarantors and in consideration of the undertakings by each of the Subsidiary Guarantors to accept joint and several liability for each of their Subsidiary Guarantee Obligations.

         Each of the Subsidiary Guarantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Subsidiary Guarantors with respect to the payment and performance of all of the Subsidiary Guarantee Obligations, it being the intention of the parties hereto that all the Subsidiary Guarantee Obligations shall be the joint and several obligations of each of the Subsidiary Guarantors without preferences or distinction among them.

         If and to the extent that any Subsidiary Guarantor shall fail to make any payment with respect to any of the Subsidiary Guarantee Obligations as and when due or to perform any of the Subsidiary Guarantee Obligations in accordance with the terms thereof, then in each such event, the other Subsidiary Guarantor will make such payment with respect to, or perform, such Subsidiary Guarantee Obligations.

         The obligations of each Subsidiary Guarantor under the provisions of this Section 8.06 constitute full recourse obligations of such Subsidiary Guarantor, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other Transaction Document against another Subsidiary Guarantor or any other circumstances whatsoever that under applicable law might constitute a defense to the joint and several Subsidiary Guarantee Obligations of such other Subsidiary Guarantor.

         Except as otherwise expressly provided herein, each Subsidiary Guarantor hereby waives notice of acceptance of its joint and several liability, notice of any and all Subsidiary Guarantee Obligations incurred hereunder or under any other Transaction Document, notice of the occurrence of any Default or Event of Default, or of any demand for any payment hereunder or any other Transaction Document, notice of any action at any time taken or omitted by the Agent or any Lender under or in respect of any of the Subsidiary Guarantee Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with the Subsidiary Guarantee Obligations, this Agreement or any other Transaction Document. Each Subsidiary Guarantor hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Subsidiary Guarantee Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any Lender at any time or times in respect of any default by any Subsidiary Guarantor in the performance or satisfaction of any term, covenant, condition or provision hereunder or under this Agreement or any other Transaction Document, any and all other indulgences whatsoever by the Agent or any Lender in respect of any of the Subsidiary Guarantee Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Subsidiary Guarantee Obligations or the addition, substitution or release, in whole or in part, of any Subsidiary Guarantor. Without limiting the generality of the foregoing, each Subsidiary Guarantor assents to any other action or delay in acting or failure to act on the part of the Agent or any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 8.06, afford grounds for terminating, discharging or relieving such Subsidiary Guarantor, in whole or in part, from any of its obligations under this Section 8.06, it being the intention of each Subsidiary Guarantor that, so long as any of the Subsidiary Guarantee Obligations remain unsatisfied, the obligations of such Subsidiary Guarantor shall not be discharged except by performance and then only to the extent of such performance. The Subsidiary Guarantee Obligations of each Subsidiary Guarantor shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to the Borrower or the other Subsidiary Guarantors or any Lender. The joint and several liability of the Subsidiary Guarantors hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrower, any Subsidiary Guarantor or any Lender.

         The provisions of this Section 8.06 are made for the benefit of the Agent and each Lender and their successors and assigns, and may be enforced by such party from time to time against any of the Subsidiary Guarantors as often as occasion therefore may arise and without requirement on the part of the Agent or any Lender first to marshal any of its claims or to exercise any of its rights against the other Subsidiary Guarantor or to exhaust any remedies available to it against the other Subsidiary Guarantor or to resort to any other source or means of obtaining payment of any of the Subsidiary Guarantee Obligations or to elect any other remedy. The provisions of this Section 8.06 shall remain in effect until all the Subsidiary Guarantee Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Subsidiary Guarantee Obligations, is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of either of the Subsidiary Guarantors, or otherwise, the provisions of this
Section 8.06 will forthwith be reinstated in effect, as though such payment had not been made.

         Section 8.07 Limitation on Liability. Any term or provision of this Agreement or any other Transaction Document to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Agreement or any other Transaction Document, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         Section 8.08 Release of Subsidiary Guarantor. So long as no Default or Event of Default has occurred and is continuing, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor in compliance with the terms of this Agreement, such Subsidiary Guarantor shall be deemed released from all obligations under this
Article VIII without any further action required on the part of the Agent or any Lender. At the request and sole cost and expense of the Borrower, the Agent shall execute and deliver an appropriate instrument evidencing such release.

                                  ARTICLE IX
              EVENTS OF DEFAULT; REMEDIES; APPLICATION OF PROCEEDS

         Section 9.01 Events of Default. Any one or more of the following events shall constitute an Event of Default:

                  (a) if any payment of any Reduction Amount, interest, fees, charge or any other amounts due to the Agent or the Lenders under the Notes, this Agreement, the Mortgages, or any Transaction Document, whether at the stated maturity thereof or at any date fixed for payment by acceleration, by notice of prepayment or otherwise, shall not be made on the due date thereof and if such failure to pay shall remain unremedied for two (2) Business Days;

                  (b) if the Borrower shall default in the performance or observance of any covenant contained in Sections 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.23 or in Article

         VII of this Agreement, Sections 4.01 and 4.02 of the Assignment(s) of Earnings and Insurances, Sections 4.01 and 4.02 of the Assignment(s) of Insurances, the second sentence of Section 5 and Section 7(a) of the Pledge Agreement(s) and Article I, Sections 4, 5(a)(ii), 7, 9, 10, 12(a), 13(b), 14 and 19 of the Mortgages and Deeds of Covenant;

                  (c) if the Borrower shall default in any material respect in the performance or observance of any covenant contained in
         Article VI of this Agreement or any other covenant, agreement or condition (other than those set forth in (a) or (b) above) contained in this Agreement or in any other Transaction Document and such default shall not be cured by the earlier of (i) twenty (20) days after an Executive Officer of the Borrower had actual knowledge of such default and (ii) twenty (20) days after receipt by the Borrower of notice thereof from the Agent;

                  (d) if any representation or warranty made by a Credit Party herein or in any other Transaction Document shall prove to have been false, incorrect or misleading in any material respect on the date as of which made and uncured at the time discovered and shall not have been cured by the earlier of (i) 30 days after an Executive Officer of a Credit Party obtains actual knowledge thereof and (ii) 30 days after receipt by the Borrower of notice thereof from the Agent;

                  (e) if a Credit Party shall (i) generally not be paying its debts as they come due, (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act, (iii) become insolvent or make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian or receiver of itself or of the whole or any substantial part of its property, (v) on a petition in bankruptcy filed against it, have an order for relief entered against it or (vi) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law;

                  (f) if a petition in bankruptcy shall be filed against a Credit Party or any of their respective subsidiaries and not dismissed within 60 days from the date of the filing;

                  (g) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of an affected entity, a custodian or receiver of a Credit Party, or of the whole or any substantial part of its property, or approving a petition filed against such entity seeking reorganization or arrangement of such entity under applicable law, and such order, judgment or decree shall not be set aside or stayed within 60 days from the date of its entry;

                  (h) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of a Credit Party or of the whole or any substantial part of such entity's property and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of custody or control;

                  (i) if a final judgment, a fine or other order for the payment of money in excess of $2,000,000 or the equivalent thereof in another currency shall be rendered by a court or administrative agency against a Credit Party and such entity shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of its entry and within the 30-day period, or any longer period during which execution of such judgment, fine or other order shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during the appeal;

                  (j) if a Credit Party shall default (as principal or guarantor or other surety) in any payment of principal or interest on any obligation for money borrowed beyond any period of grace provided with respect thereto, or if any other default under any agreement under which any such obligation is created or under any instrument securing or evidencing such obligation, shall have occurred, if the effect of such other default is to cause, or permit the holder of such obligation to cause, such obligation to become due prior to its stated maturity; provided, however, in the case of any such obligation for money borrowed as to which any such default in any payment of principal or interest or any such other default has occurred, it shall not constitute an Event of Default under this clause (j) unless (i) with respect to any such obligation for borrowed money evidenced by common loan documents (such as a single credit agreement or a single series of notes), the principal amount of such obligation exceeds $2,500,000, or (ii) the principal amount of all such obligations for money borrowed (including, without limitation, any such obligations described in the immediately preceding clause (i)) as to which any such default then exists exceeds $5,000,000 in aggregate;

                  (k) if an Event of Default has occurred and is continuing under a Security Document or if any of the Transaction Documents shall for any reason other than the satisfaction in full of the Obligations cease to be, or be asserted by a Credit Party not to be, a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor's rights or by general principles of equity;

                  (l) if a Borrower shall breach or default under any Hedging Agreement or any interest rate or currency hedging agreement in any material respect and such breach or default shall not have been cured within 30 days; or

                  (m) if a Subsidiary Guarantor ceases to be a direct or indirect wholly-owned subsidiary of the Borrower without the written consent of the Requisite Lenders which consent shall not be unreasonably withheld.

         Section 9.02 Waiver of Default. Any Event of Default may be waived only with the written consent of the Requisite Lenders. Any Event of Default so waived shall be deemed to have been cured and not to be continuing, but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising therefrom.

         Section 9.03 Remedies. Upon the occurrence and continuance of any Default or Event of Default, the Lenders shall have no further obligation to advance money or extend any additional credit to or for the benefit of the Borrower, whether in the form of Loans, Letters of Credit or otherwise. In addition, upon the occurrence and during the continuance of an Event of Default, the Requisite Lenders or the Agent, on behalf and for the ratable benefit of the Lenders, may, at the direction of the Requisite Lenders, do any one or more of the following, all of which are hereby authorized by the
Borrower:

                  (a) declare (i) all or any of the Notes, the L/C Obligations, the Obligations of the Borrower under this Agreement, the other Transaction Documents and any other instrument executed by the Borrower pursuant to the Transaction Documents to be immediately due and payable and, upon such declaration, such obligations so declared due and payable shall immediately become due and payable; provided, however, that if such Event of Default is under either Sections 9.01(e), (f), (g) or (h), then all of the Obligations shall become immediately due and payable forthwith without the requirement of any notice or other action by the Lenders or the Agent;

                  (b) declare the Commitments and other lending obligations under the Transaction Documents, if any, terminated, whereupon the Commitments and such other lending obligations, if any, of each Lender shall immediately terminate;

                  (c) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article and any of the other Transaction Documents, to the extent permitted by applicable law; and

                  (d) bring suit at law or in equity, to collect the payments due under each of the Transaction Documents and to recover judgment for the Obligations hereby secured, and collect the same out of any and all of the Collateral.

         Section 9.04 Rights of Set-Off. Regardless of the adequacy of any Collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Lender to the Borrower may be set-off against the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lenders. Any Lender that exercises any such set-off right shall use reasonable diligence to notify the Borrower of any such exercise, provided that the failure of such Lender to provide any such notice shall not affect the validity of such Lender's exercise of such set-off right.

         Section 9.05 Rights and Remedies Cumulative. The Lenders' and the Agent's rights and remedies under this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in admiralty, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Agent or the Lenders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. The Lenders and the Agent shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by any Lender or the Agent of one right or remedy shall be deemed an election. No delay or omission by any Lender or the Agent shall constitute a waiver, election or acquiescence by such party.

         Section 9.06 Specific Remedies. Upon the occurrence and during the continuance of an Event of Default:

                  (a) At the request of the Agent, each Credit Party shall promptly execute and deliver such instruments and other documents as the Agent may deem necessary or advisable to enable the Agent to obtain possession of all or any part of the Collateral to which possession the Lenders shall at the time be entitled hereunder. If a Credit Party shall for any reason fail to execute and deliver such instruments and documents after such request by the Agent, the Agent may obtain a judgment conferring on the Agent the right to such possession on behalf of the Lenders immediately and requiring such Credit Party to deliver such instruments and documents to the Agent, to the entry of which judgment such Credit Party hereby specifically consents.

                  (b) The Agent, on behalf of the Lenders, may proceed to enforce the rights of the Lenders by directing payment to it of all monies payable under any agreement or undertaking constituting a part of the Collateral, by proceedings in any court of competent jurisdiction for the appointment of a receiver or for sale of all or any part of the Collateral possession to which the Lenders shall at the time be entitled hereunder or for foreclosure of such Collateral, and by any other action, suit, remedy or proceeding authorized or permitted by this Agreement or by law or by equity, and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Lenders asserted or upheld in any bankruptcy, receivership or other judicial proceedings.

                  (c) The Agent shall be entitled to set-off against and withdraw all amounts constituting a part of the Collateral and to apply the same as follows:

                First: To the payment of all reasonable expenses and charges, including the expenses of any taking, operating, attorney's fees, court costs and other expenses or advances made or incurred by the Agent in connection with the ascertainment or protection of its rights and the pursuance of its remedies hereunder or under any of the Transaction Documents (including, without limitation, the reasonable fees and disbursements of counsel);

                Second: To the payment of interest on the Notes and L/C Obligations;

                Third: To the payment of principal on the Notes and the L/C Obligations;

                Fourth: To the payment of all amounts due to the Agent and the Lenders in respect of taxes, indemnities, fees, expenses, premiums, purchase of liens or otherwise under the provisions hereof or under any of the Transaction Documents;

                Fifth: To the payment of the Obligations in respect any Hedging Agreement; provided, however, if there is more than one Counterparty in respect of the Hedging Agreements, a Counterparty's right to payment pursuant to this clause Fifth shall be pari pasu with the rights of each other Counterparty;

                Sixth: To the payment of the Obligations, other than those referred to in First through Fifth above; and

                Seventh: To the payment of any surplus thereafter remaining to the Borrower or whomever may be lawfully entitled thereto.

                  (d) Without limiting the foregoing, the Agent and the Lenders, their respective assigns and legal representatives shall have all the remedies of a secured party under applicable law and such further remedies as from time to time may hereafter be provided pursuant to such law for a secured party. In exercising its power of sale, the Agent shall be entitled to add to the Loans any and all of the Agent's or Lenders' expenses incurred in connection therewith.

         Section 9.07 Restoration of Rights and Remedies. In case the Agent or a Lender shall have proceeded to enforce any right, power or remedy under this Agreement or any other Transaction Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent or such Lender, then and in every such case the Borrower, the Agent and the Lenders shall be restored to their former positions and rights hereunder with respect to this Agreement, the Transaction Documents, the Collateral, and all rights, remedies and powers of the Agent and the Lenders shall continue as if no such proceedings had been taken.

         Section 9.08 Cure of Defaults. Subject to the terms of this Agreement, if at any time after an Event of Default, the Borrower offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Agent and the Lenders related to such Events of Default, with interest with respect to such Borrower's obligations as provided herein, then the Agent may, but shall not be required to, accept such offer and payment and restore the Borrower to its former position, but such action, if taken, shall not affect any subsequent Event of Default or impair any rights consequent thereon.

                                   ARTICLE X
                         RELATIONSHIP AMONG THE LENDERS

         Section 10.01 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes Fortis as the Agent under this Agreement and under each of the other Transaction Documents and irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent.

         Section 10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the gross negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care or for any action it takes on the advice of counsel.

         Section 10.03 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document (except for its own gross negligence or willful misconduct), (b) be liable as a consequence of any failure or delay in performance by, or any breach by, any other Lender or any other Person, of its obligations under this Agreement or any other Transaction Document or (c) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by a Credit Party, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of a Credit Party or any other party to this Agreement or any other Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Credit Party.

         Section 10.04     Reliance by the Agent.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon (i) any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and (ii) any advice or statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions precedent specified in Article V, each Lender that has executed this Agreement or shall hereafter execute and deliver an Assignment and Acceptance in accordance with Section 10.11 shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender, unless an officer of the Agent responsible for the transactions contemplated by the Transaction Documents shall have received notice from the Lender prior to the borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Lender shall not have made available to the Agent the Lender's Proportionate Share of such borrowing.

         Section 10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of any Reduction Amount, interest and fees required to be paid to the Agent on behalf and for the benefit of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Lenders in accordance with this Agreement; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best commercial interest of the Lenders.

         Section 10.06 Credit Decision. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of a Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable Lender regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower under and pursuant to this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, which may come into the possession of any of the Agent-Related Persons.

         Section 10.07 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Notes and the L/C Obligations and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the Transaction Documents or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent-Related Person's gross negligence or willful misconduct. Without limiting the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorney fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement, any other Transaction Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The obligation of the Lenders in this Section 10.07 shall survive the payment of the Obligations.

         Section 10.08 Agent in Individual Capacity. Fortis and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and any of its affiliates as though Fortis were not the Agent hereunder and without notice to or consent of the Lenders. With respect to its Proportionate Share, Fortis shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include Fortis in its individual capacity.

         Section 10.09 Successor Agent. The Agent may resign as Agent upon thirty (30) days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above. Any successor Agent appointed under this Section 10.09 shall be reasonably acceptable to Borrower.

         Section 10.10     Collateral Matters.

                  (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to the Collateral which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant thereto.

                  (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon payment in full of all of the Notes, the L/C Obligations and all other Obligations then payable under this Agreement and under any other Transaction Document; (ii) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (iii) if approved, authorized or ratified in writing by all of the Lenders or (iv) upon any sale, transfer, assignment or other disposition of any Collateral, to the extent that the same is expressly permitted by the terms of this Agreement and the other Transaction Documents. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10(b).

         Section 10.11     Assignments, Participations, Etc.

                  (a) Any Lender may, with the written consent of the Borrower (other than during the existence of a Default or Event of Default in which event the Borrower's consent shall not be required) and the Agent, which consent, in each case, shall not be unreasonably withheld (which consent of the Borrower and the Agent shall not be required if the Eligible Assignee is an Affiliate of such Lender or is another Lender), provided that such assignment shall not result in increased costs to the Borrower pursuant to Section 2.11, at any time assign and delegate to one or more Eligible Lender (each an "Assignee") all, or any ratable part of all, of the Notes, L/C Obligations and the other rights and obligations of such Lender hereunder. In the event of a partial assignment (other than to another Lender or an Affiliate of a Lender), such assignment shall be in a minimum amount of not less than $5,000,000 and, after giving effect to such assignment, the assigning Lender's or selling Lender's Proportionate Share of the Notes and L/C Obligations shall equal an amount that it not less than $10,000,000, in each case, unless otherwise agreed in writing by the Borrower and the Agent; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit H ("Assignment and Acceptance") together with any Note subject to such assignment; and (iii) the assignor Lender or the Assignee has paid to the Agent a processing fee in the amount of $4,000.

                  (b) From and after the date that the Agent notifies the assigning Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Transaction Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Transaction Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Transaction Documents.

                  (c) Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent, a new Note evidencing such Assignee's assigned Proportionate Share of the related Loans and, if the assignor Lender has retained a portion thereof, a replacement Note in the principal amount of the Proportionate Share of the Loans retained by the assignor Lender (such Note to be in exchange for, but not in payment of, the Note held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the adjustment of the Proportionate Share of the Loans.

                  (d) Any Lender may at any time sell to one or more commercial banks or other Persons not affiliates of the Borrower (a "Participant") participating interests in the Loans, the L/C Obligations and the other interests of that Lender (the "Originating Lender") hereunder and under the other Transaction Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Transaction Documents and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Transaction Documents other than those that pursuant to the terms of this Agreement require the consent of the affected Lender; and provided further that, and it is hereby agreed that, the Borrower shall not be obligated to make any greater payment or otherwise incur any greater cost or liability under
         Section 2.11 than had no such sale of a participating interest occurred.

                  (e) Each Lender agrees to maintain the confidentiality of all information identified as "confidential" by the Borrower and provided to it by the Borrower, or by the Agent on the Borrower's behalf, in connection with this Agreement or any other Transaction Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or one of its affiliates; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law or requirement of law; and (D) to such Lender's independent auditors and other professional advisors. If the Agent or any Lender discloses any such confidential information pursuant to the provisions of the immediately proceeding proviso, the Agent or such Lender shall seek to obtain assurance that confidential treatment will be accorded to such confidential information; provided, however, that neither the Agent nor any Lender shall have any liability for the failure to obtain such confidential treatment. Notwithstanding the foregoing, the Borrower authorizes each Lender to disclose to any Participant or Assignee and to any prospective Participant or Assignee, such financial and other information in such Lender's possession concerning a Borrower or a Subsidiary Guarantor which has been delivered to the Agent or the Lenders pursuant to this Agreement or which has been delivered to the Agent or the Lenders by the Borrower or a Subsidiary Guarantor in connection with the Lenders' credit evaluation of the Borrower and the Subsidiary Guarantors prior to entering into this Agreement, provided that such participant or assignee (or prospective participant or assignee) agrees in writing to be bound by a confidentiality agreement similar to the provisions of this Section 10.11(e).

                  (f) Notwithstanding any other provision contained in this Agreement or any other Transaction Document to the contrary, any Lender may assign all or any portion of its Proportionate Share of the Notes and the L/C Obligations held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank

                                  ARTICLE XI
                                 MISCELLANEOUS

         Section 11.01     Notices.

                  (a) All notices, requests, approvals and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower or a Subsidiary Guarantor by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and faxed, sent for overnight (next day) delivery or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to Articles II, V, VI and IX shall not be effective until actually received by the Agent.

                  (c) The Borrower acknowledges and agrees that any agreement of the Agent and the Lenders to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by such Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower and the Subsidiary Guarantors to repay the Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

         Section 11.02 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making of the Loans and the issuance of the Letters of Credit and the execution and delivery of the Notes and shall continue in full force and effect so long as the Obligations remain outstanding.

         Section 11.03 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

         Section 11.04     Modification of Agreement.

                  (a) No amendment, modification or waiver of any provision of this Agreement or any other Transaction Document, and no consent with respect to any departure by a Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by each Lender affected thereby and acknowledged by the Agent, do any of the following:

            (i) increase or extend the Commitment or Proportionate Share of any Lender, decrease the Applicable Margin, change the Aggregate Loan Commitment, Tranche A Loan Commitment or Tranche B Loan Commitment (other than as provided in
                     Article II) or subject any Lender to any additional obligations;

            (ii) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Transaction Document;

            (iii) reduce the principal of, or the rate of interest specified herein on any Loan or L/C Obligation, or of any fees or other amounts payable hereunder or under any Transaction Document;

            (iv)     amend this Section 11.04; or;

            (v) amend Section 2.09 or any other provision with respect to pro rata payments or sharing of recoveries among the Lenders;

and, provided further that no amendment, modification, waiver or consent shall, unless in writing and signed by the Agent in addition to the Requisite Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Transaction Document.

                  (b) Notwithstanding the provisions of Section 11.04(a), in order for a Subsidiary of the Borrower to become a Subsidiary Guarantor pursuant to Section 6.19, this Agreement may be supplemented for the purpose of adding such Subsidiary as a party hereto with the consent of the Borrower and the Agent but without the consent of the other Subsidiary Guarantors or the Lenders.

         Section 11.05 Costs and Expenses. The Borrower agrees whether or not the transactions contemplated hereby shall be consummated, to:

                  (a) pay or reimburse each Arranger and the Agent within five (5) Business Days after demand for all costs and expenses incurred by the Agent or such Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Transaction Document and any other documents prepared in connection herewith (including any commitment letter and related documents preceding this Agreement) or therewith, and the consummation of the transactions contemplated hereby and thereby, including the attorney costs incurred by each Arranger and the Agent with respect hereto and thereto;

                  (b) pay or reimburse the Agent and each Lender within five (5) Business Days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans and/or the L/C Obligations, and including in any insolvency proceedings or appellate proceeding) under this Agreement, any other Transaction Document, and any such other documents, including attorney costs incurred by the Agent and any Lender; and

                  (c) pay or reimburse each Arranger and the Agent within five (5) Business Days after demand for all reasonable audit, environmental inspection and review, search and filing, registration and recording costs, fees and expenses, incurred or sustained in connection with the matters referred to under Section 11.05(a) and
         Section 11.05(b).

         Section 11.06 Waivers. No waiver of any of the provisions of this Agreement (a) shall be valid unless evidenced by a writing executed by each party to be bound thereby, (b) shall be deemed or shall constitute a waiver of any other provision of this Agreement or any other provisions hereof (whether or not similar), or (c) shall constitute a continuing waiver unless otherwise expressly provided. No delay on the part of the Agent or any Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right or remedy preclude other or further exercise thereof or the exercise of any other right or remedy. No notice to or demand on the Borrower or a Subsidiary Guarantor in any case shall entitle it to any other or further notice or demand in the same or similar circumstances.

         Section 11.07 Indemnification. To the fullest extent permitted by law, the Borrower agrees to protect, indemnify, defend and hold harmless each Indemnified Party from and against any and all liabilities, losses, obligations, damages, penalties, expenses or costs of any kind or nature and from any suits, judgments, claims or demands (including in respect of or for attorney costs and other fees and other disbursements of counsel for and consultants of any Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Party shall be designated a party thereto) based on any federal, state, local or foreign law or other statutory regulation, including securities, environmental and commercial law or other statutory regulation, which arises under common law or at equitable cause or on contract or otherwise on account of or in connection with any matter or thing or any action or failure to act by the Indemnified Parties, or any of them, arising out of or relating to the Transaction Documents or any agreement or instrument contemplated by the Transaction Documents, but excluding those arising (x) with respect to an Indemnified Party, by reason of gross negligence or willful misconduct of such Indemnified Party or (y) in respect of Taxes (as to which indemnification shall be applicable only as and to the extent set forth in Section 2.13). Upon receiving knowledge of any suit, claim or demand asserted by any Person that an Indemnified Party believes is covered by this indemnity, such Indemnified Party shall give the Borrower notice thereof and an opportunity to defend it, at the Borrower's sole cost and expense, with legal counsel satisfactory to such Indemnified Party. Such Indemnified Party may also require the

Borrower to defend the matter. The obligations of the Borrower under this
Section 11.07 shall survive the payment and performance of the Obligations and the termination of this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.07 may be unenforceable because it violates any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of its obligations set forth in this Section 11.07.

         Section 11.08     Separability of Provisions; Obligations Several.

                  (a) If any provision of this Agreement or other Transaction Document should be deemed invalid under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Agreement or other Transaction Document without affecting the remaining provisions, which shall remain in full force and effect.

                  (b) In the event that this Agreement, the Notes, any Transaction Document or any of the documents or instruments which may from time to time be delivered hereunder or thereunder or any provision hereof or thereof shall be deemed invalidated by present or future law of any nation or by decision of any court, or if any third party shall fail or refuse to recognize any of the powers granted to the Agent hereunder when it is sought to exercise them, this shall not affect the validity and/or enforceability of all or any other parts of this Agreement, the Notes, any Transaction Document or such documents or instruments and, in any such case, the Borrower covenants and agrees that, on demand, they will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Agent in its sole discretion may deem to be necessary to carry out the true intent of this Agreement and of the obligations secured hereby.

         Section 11.09 Counterparts. This Agreement and any amendment, waivers, consents or supplements hereto may be executed in two or more counterparts, any by different parties hereto in different counterparts, each of which when so executed shall constitute an original, but all of which, when taken together, shall constitute but one Agreement.

         Section 11.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

         Section 11.11 Headings. Section and paragraph headings and the table of contents are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. Sections and paragraphs mentioned by number only are the respective sections and paragraphs of this Agreement. The use of the terms "herein", "hereunder", "hereof", and like terms shall be deemed to refer to this entire Agreement and not merely to the particular provision in which the term is contained, unless the context clearly indicates otherwise.

         Section 11.12 Successors and Assigns. All Persons shall be deemed to include the successors or assigns thereof. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, legal representatives, heirs, successors and assigns; provided, however, that (a) the Borrower may not assign its rights or obligations hereunder without the prior written consent of the Agent and each Lender and (b) the Lenders may assign their respective rights and obligations hereunder only in accordance with Section 10.11 hereof.

         Section 11.13 Gender and Number. Words importing a particular gender mean and include every other gender and words importing the singular number mean and include the plural number and vice-versa.

         Section 11.14 Exhibits. Exhibits to this Agreement are an integral part of this Agreement.

         Section 11.15 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         Section 11.16 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Subsidiary Guarantors, the Lenders, the Arrangers and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Transaction Documents. None of the Agent, the Arrangers nor any Lenders shall have any obligation to any Person not a party to this Agreement or other Transaction Documents.

         Section 11.17 Equitable Relief. The Borrower recognizes that, in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, the Notes or any of the other Transaction Documents, any remedy at law may prove to be inadequate relief to the Lenders or the Agent; therefore, the Borrower agrees that the Lenders or the Agent, if the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 11.18 Notice of Claims; Claims Bar. THE BORROWER AND EACH SUBSIDIARY GUARANTOR HEREBY AGREES THAT IT SHALL GIVE PROMPT NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST ANY LENDER, EITHER ARRANGER OR THE AGENT, WHICH SUCH CLAIM IS BASED IN LAW OR EQUITY OR ADMIRALTY, ARISING UNDER OR RELATED TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO THE LOANS, THE L/C OBLIGATIONS OR SUBSIDIARY GUARANTOR OBLIGATIONS (OR THE COLLATERAL THEREFOR) CONTEMPLATED HEREBY OR THEREBY OR ANY ACT OR OMISSION TO ACT BY ANY LENDER, EITHER ARRANGER OR THE AGENT WITH RESPECT HERETO OR

THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

         Section 11.19 Waiver of Punitive Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH PARTY HERETO HEREBY AGREES THAT IT SHALL NOT SEEK FROM ANY OTHER PARTY HERETO, UNDER ANY THEORY OF LIABILITY, INCLUDING, WITHOUT LIMITATION, ANY THEORY IN TORTS, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

         Section 11.20 Consent to Jurisdiction. (a) Any legal suit, action or proceeding against a Credit Party arising out of or relating to this Agreement or any other Transaction Document, or any transaction contemplated hereby or thereby, may be instituted in any federal or state court of competent jurisdiction in The City of New York, State of New York, and each Credit Party hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each Credit Party hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or forum non conveniens. Each Credit Party hereby irrevocably appoints and designates Corporate Creations Network, Inc., having an address at 277 Broadway, Suite 510, New York, New York 10007, as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and each Credit Party agrees that service of process upon such party shall constitute personal service of such process such Credit Party. Each Credit Party shall maintain the designation and appointment of such authorized agent until all Obligations shall have been paid in full. If such agent shall cease to so act, the Credit Parties shall immediately designate and appoint another such agent satisfactory to the Agent and shall promptly deliver to the Agent evidence in writing of such other agent's acceptance of such appointment.

         Section 11.21 Waiver of Jury Trial. THE BORROWER, EACH SUBSIDIARY GUARANTOR, EACH ARRANGER, EACH LENDER AND THE AGENT HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         Section 11.22 Currency Indemnity. Any payment or payments made to or for the account of the Agent, either Arranger or any Lender in a currency other than the currency in which such payment is required to be made hereunder or under any other Transaction Document (the "Required Currency") for any reason (pursuant to a judgment or order of a court or tribunal of any jurisdiction) shall only constitute a discharge to the Borrower to the extent of the amount of the Required Currency which the Agent, such Arranger or such Lender is, acting in good faith and exercising reasonable and customary diligence, able to purchase in New York City with the amount or amounts so received on the date or dates of receipt by the Agent, such Arranger or such Lender of such payment or payments (or if such date is not a Business Day on the next succeeding Business Day). If the amount of the Required Currency which the Agent, such Arranger or such Lender is so able to purchase falls short of the amount of the Required Currency due to the Agent, such Arranger or such Lender, the Borrower shall indemnify and hold the Agent, such Arranger or such Lender harmless against any loss or damage arising as a result. This indemnity shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to an independent cause or causes of action, shall apply irrespective of any indulgence granted by the Agent, such Arranger or such Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of the amount due hereunder or under any such judgment or order.

         Section 11.23 Release of Lien. In the event that the Borrower or a Subsidiary Guarantor sells, leases, transfers, assigns or otherwise disposes of a Vessel in accordance with Section 7.03, the Agent shall execute and file such instruments and take such actions, at the expense of Borrower, as may be reasonably requested to release such Vessel and the related collateral from the Lien securing the Obligations.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                             FORTIS CAPITAL CORP. as Agent, Arranger,
                             Bookrunner and Lender



                             By:
                                -------------------------------------------



                             By:
                                -------------------------------------------
                              Address: Three Stamford Plaza, 301 Tresser
                              Boulevard, Stamford, CT 06901-3239
                              Phone: (203) 705-5787
                              Fax: (203) 705-5896


                             NIB CAPITAL BANK N.V., as Arranger and
                             Lender



                             By:
                                -------------------------------------------



                             By:
                                -------------------------------------------
                              Address:
                              Phone:
                              Fax:


                             SEABULK INTERNATIONAL, INC.,
                             the Borrower,



                             By:
                                -------------------------------------------
                              Address: 2200 Eller Dr., Fort Lauderdale, FL 33316
                              Phone: (954) 524-4200
                              Fax: (954) 527-1772


                             SEABULK ARIES II, INC.
                             SEABULK BETSY, INC.
                             SEABULK CAPRICORN, INC.
                             SEABULK CAROL, INC.
                             SEABULK CHAMP, INC.
                             SEABULK COOT I, INC.
                             SEABULK COOT II, INC.
                             SEABULK CORMORANT, INC.
                             SEABULK CYGNET I, INC.
                             SEABULK CYGNET II, INC.
                             SEABULK DANAH, INC.
                             SEABULK DEFENDER, INC
                             SEABULK DUKE, INC.
                             SEABULK EAGLE II, INC.

                             SEABULK EMERALD, INC.
                             SEABULK EXPLORER, INC.
                             SEABULK FALCON II, INC.
                             SEABULK FREEDOM, INC.
                             SEABULK GANNET II, INC.
                             SEABULK GIANT, INC.
                             SEABULK GREBE, INC.
                             SEABULK HAWAII, INC.
                             SEABULK HAWK, INC.
                             SEABULK HERCULES, INC.
                             SEABULK HORIZON, INC.
                             SEABULK KESTREL, INC.
                             SEABULK LAKE EXPRESS, INC.
                             SEABULK MARLENE, INC.
                             SEABULK MARTIN I, INC.
                             SEABULK MARTIN II, INC.
                             SEABULK MASTER, INC.
                             SEABULK MERLIN, INC.
                             SEABULK NEPTUNE, INC.
                             SEABULK OSPREY, INC.
                             SEABULK OFFSHORE, LTD.
                             By its general partner Seabulk Tankers, Ltd
                             By its general partner Seabulk Transport, Inc. SEABULK PENGUIN I, INC.
                             SEABULK PENGUIN II, INC.
                             SEABULK PENNY, INC.
                             SEABULK PERSISTENCE, INC.
                             SEABULK PETREL, INC.
                             SEABULK RAVEN, INC.
                             SEABULK SERVICE, INC.
                             SEABULK TENDER, INC.
                             SEABULK TITAN, INC.
                             SEABULK TOOTA, INC.
                             SEABULK TOUCAN, INC.
                             SEABULK TOWING, INC.
                             SEABULK VERITAS, INC.
                             SEABULK ALKATAR, INC.
                             SEABULK CLIPPER, INC.
                             SEABULK CONSRUCTOR, INC.
                             SEABULK HABARA, INC.
                             SEABULK JEBEL ALI, INC.
                             SEABULK MAINTAINER, INC.
                             SEABULK SAPPHIRE, INC.
                             SEABULK SARA, INC.
                             SEABULK TREASURE ISLAND, INC.
                             SEABULK HERON, INC.
                             SEABULK JASPER, INC.
                             SEABULK LINCOLN, INC.

                             SEABULK MALLARD, INC.
                             SEABULK PLOVER, INC.
                             SEABULK SWIFT, INC.
                             SEABULK OFFSHORE U.K. LIMITED
                             SEABULK TOWING SERVICES, INC.
                             OFFSHORE MARINE MANAGEMENT
                             INTERNATIONAL, INC.,
                             SEABULK TANKERS, LTD.
                             By its general partner Seabulk Transport, Inc. SEABULK TRANSPORT, INC.
                             SEABULK MARINE INTERNATIONAL, INC.
                             SEABULK OCEAN SYSTEMS HOLDING CORPORATION
                             SEABULK OFFSHORE INTERNATIONAL, INC.
                             SEABULK OFFSHORE OPERATORS, INC.
                             SEABULK OFFSHORE GLOBAL HOLDINGS, INC.
                             SEABULK OFFSHORE HOLDINGS, INC.
                             SEABULK TANKERS, INC.
                             SEABULK OFFSHORE OPERATORS
                             TRINIDAD  LIMITED,
                             each a Subsidiary Guarantor

                             By:
                                -------------------------------------------
                              Address: 2200 Eller Dr., Fort Lauderdale, FL 33316
                              Phone: (954) 524-4200
                              Fax: (954) 527-1772

                             APPENDIX A DEFINITIONS

         "Adjusted EBITDA" means, with respect to the Borrower for any period, an amount equal to EBITDA for each of the Borrower's most recently ended four fiscal quarters, as reported in the financial statements most recently delivered to the Agent, minus that portion of EBITDA attributable to the Lightship Tanker Entities plus an amount equal to the dividends received during such period from the Lightship Tanker Entities.

         "Adjusted Funded Debt" means, with respect to the Borrower for any period, the average of the Borrower's Consolidated Funded Debt less any Indebtedness relating to the Lightship Tanker Entities for each of the Borrower's most recently ended four fiscal quarters, as reported in the financial statements most recently delivered to the Agent; provided, however, until the completion of four full fiscal quarters following the Closing Date, the Consolidated Funded Debt for the fiscal quarters ending prior to the first full fiscal quarter after the Closing Date shall be determined as if the Existing Indebtedness were repaid and the Facility had been entered into as of the first day of such four full fiscal quarter period.

         "Adjusted Funded Debt Ratio" means as of any date of determination the ratio of (x) the Adjusted Funded Debt to (y) the Adjusted EBITDA.

         "Adjusted Interest Expense" means, with respect to the Borrower for any period, the Consolidated Interest Expense less any such Consolidated Interest Expense relating to the Lightship Tanker Entities for each of the Borrower's most recently ended four fiscal quarters, as reported in the financial statements most recently delivered to the Agent; provided, however, until the completion of four full fiscal quarters following the Closing Date, the Adjusted Interest Expense for the fiscal quarters ending prior to the first full fiscal quarter after the Closing Date shall be determined as if the Existing Indebtedness were repaid and the Facility had been entered into as of the first day of such four full fiscal quarter period.

         "Adjusted LIBOR" means, for each Interest Period in respect of a LIBOR Loan, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) determined pursuant to the following formula:

               Adjusted LIBOR  =                  LIBOR
                                  ------------------------------------
                                        1.00 - Reserve Percentage

The Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

         "Adjusted Tangible Net Worth" means with respect to the Borrower, as of any date of determination, the Consolidated Tangible Net Worth of the Borrower less any Consolidated Tangible Net Worth relating to the Lightship Tanker Entities.

         "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person, or (ii) that directly or indirectly owns more than 10% of the voting securities of such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" has the meaning set forth in the initial paragraph of the Agreement.

         "Agent-Related Persons" means the Agent, together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of the Agent and its Affiliates.

         "Aggregate Loan Commitment" means the sum of the Aggregate Tranche A Loan Commitment and the Aggregate Tranche B Loan Commitment.

         "Aggregate Tranche A Loan Commitment" means the aggregate of the Tranche A Loan Commitments for the Lenders, which on the Closing Date shall equal $100,000,000.00, subject to adjustment as set forth in Sections 2.06 and
2.07 of the Credit Agreement.

         "Aggregate Tranche A Loan Commitment Reduction Amount" shall have the meaning set forth in Section 2.06(a) of the Agreement.

         "Aggregate Tranche B Loan Commitment" means the aggregate of the Tranche B Loan Commitments for the Lenders, which on the Closing Date shall equal $80,000,000.00, subject to adjustment as set forth in Sections 2.06 and
2.07 of the Credit Agreement.

         "Agreement" means the Credit Agreement, dated as of September 13, 2002, among the Borrower, the Subsidiary Guarantors, the Lenders, the Agent and the Arrangers, as modified, supplemented or amended from time to time.

         "Applicable Margin" means, with respect to each Loan, the margin set forth below if the Adjusted Funded Debt Ratio determined as of the most recent fiscal quarter is:

------------------------------------------------------------------------------------------------------------------
ADJUSTED FUNDED DEBT RATIO                    LIBOR MARGIN                         BASE RATE MARGIN
------------------------------------------------------------------------------------------------------------------
                                              REVOLVING            TERM            REVOLVING           TERM
                                              LOANS                LOANS           LOANS               LOANS
------------------------------------------------------------------------------------------------------------------
equal to or greater than 3.75                 3.50%                4.00%           2.50%               3.00%
------------------------------------------------------------------------------------------------------------------
equal to or greater than 3.00, but less       3.00%                3.50%           2.00%               2.50%
than 3.75
------------------------------------------------------------------------------------------------------------------
equal to or greater than 2.00, but less       2.50%                3.00%           1.50%               2.00%
than 3.00
------------------------------------------------------------------------------------------------------------------
less than 2.00                                1.75%                2.25%           0.75%               1.25%
------------------------------------------------------------------------------------------------------------------

Notwithstanding the above, the Applicable Margin shall be subject to adjustment as set forth in Section 2.03(e) of the Credit Agreement.

         "Appraiser" means any of Fearnleys A.S., R.S. Platou Shipbrokers A.S., Bassoe Offshore A.S., H. Clarkson Ltd., Simpson Spence Young Ltd., Mallory Jones Lynch & Flynn, Inc., Compass Maritime Services LLC, Lorentzen Stemoco Shipbrokers A.S., Braemar Shipbrokers Ltd., Barry Rogliano Salles, Poten & Partners, Inc., Jaques Pierot & Sons, DuFour Laskay & Strouse, Inc. and Nobel Denton Marine, together with any other Person not affiliated with the Borrower and acceptable to the Agent engaged in the business of appraising vessels, including tug and supply service vessels.

         "Approved Jurisdiction" means United States of America, Republic of Liberia, Marshall Islands, Commonwealth of Dominica, United Kingdom, St. Vincent and the Grenadines, Panama or such other jurisdiction as may be acceptable to the Requisite Lenders.

         "Arranger" and "Arrangers" have the meaning set forth in the initial paragraph of the Agreement.

         "Asset Coverage Ratio" means, at any time, the ratio of (x) the aggregate Fair Market Value of the Vessels (excluding laid-up Vessels, Vessels held for sale and the Second Lien Vessels other than the Seabulk Trader and the Seabulk Challenge) at such time to (y) the aggregate outstanding principal amount of the Term Loans, Revolving Loans and Stated Amount of the Letters of Credit then outstanding.

         "Assignee" shall have the meaning provided in Section 10.11(a) of the Credit Agreement.

         "Assignment and Acceptance" shall have the meaning provided in Section 10.11(a) of the Credit Agreement.

         "Assignment of Earnings and Insurances" means an assignment between the Borrower or a Subsidiary Guarantor and the Agent, on behalf of the Lenders, as the same from time to time may be amended, restated, modified, supplemented or renewed, in each case in accordance with the terms thereof, pursuant to which the Borrower or such Subsidiary Guarantor assigns to the Agent, on behalf of the Lenders, all of its right, title and interest in, to and under the Earnings and Insurances with respect to its Vessel.

         Assignment of Insurances" means an assignment between Seabulk Towing, Inc. and the Agent, on behalf of the Lenders, as the same from time to time may be amended, restated, modified, supplemented or renewed, in each case in accordance with the terms thereof, pursuant to which Seabulk Towing, Inc. assigns to the Agent, on behalf of the Lenders, all of its right, title and interest in, to and under the Insurances with respect to such Vessels.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as in effect from time to time.

         "Base Rate" means for any day, a rate per annum equal to the greater of (a) the Prime Rate and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Loan" means any Loan designated as such by the Borrower in the related Drawdown Request at the time of the incurrence thereof, conversion or continuation thereto, which Loan shall bear interest based on the Base Rate.

         "Borrower" has the meaning set forth in the initial paragraph of this Agreement.

         "Business Day" means any day which is not a Saturday, Sunday or legal holiday or any other day on which banking institutions in New York, The Netherlands, Norway or Germany are authorized by law or executive order to close.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as same may be amended from time to time.

         "Change of Control" means a "change of control" or similar event under the Existing Indenture.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

         "Closing Date" means September 13, 2002.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of the Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" means the Vessels, the Earnings on the Vessels (other than the Second Lien Vessels so long as MARAD is the first mortgagee and the Vessels owned by Seabulk Towing, Inc. so long as MARAD is the first mortgagee on a Second Lien Vessel owned by Seabulk Towing, Inc.), the Insurances on the Vessels (other than the Second Lien Vessels), the Mortgages, any Hedging Agreements, the Equity Interests from time to time subject to the Pledge Agreement and any other property in which a security interest is created in favor of the Agent for the benefit of the Lenders to secure the payment and performance of the Obligations of the Borrower and the Subsidiary Guarantors under the Credit Agreement.

         "Commitment" means either of and "Commitments" means both of the Tranche A Loan Commitment and the Tranche B Loan Commitment.

         "Commitment Fee" means, for the time period commencing on the Closing Date to and including the Maturity Date (or such earlier date as the Aggregate Loan Commitments shall have been terminated entirely), a commitment fee computed at the rate per annum equal to the Commitment Fee Percentage on the average daily excess amount of (a) the Aggregate Loan Commitments on such date over (b) the sum of, without duplication, (i) the aggregate principal amount of the Loans outstanding on such date, (ii) the aggregate amount available for drawings under the Letters of Credit, and (iii) the aggregate unpaid amount of all Reimbursement Obligations due and payable as of such date in respect of previous drawings made under the Letters of Credit. The Commitment Fee shall be calculated on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) in the period for which such Commitment Fee is payable.

         "Commitment Fee Payment Date" the last Business Day of means each December, March, June and September, commencing on the Closing Date and ending on the Maturity Date.

         "Commitment Fee Percentage" means the percentage set forth below if the Adjusted Funded Debt Ratio (expressed as a percentage) determined as of the most recent fiscal quarter is:

------------------------------------------------------------------------------------------------------
ADJUSTED FUNDED DEBT RATIO                                            COMMITMENT FEE PERCENTAGE
------------------------------------------------------------------------------------------------------
equal to or greater than 3.75                                         0.875%
------------------------------------------------------------------------------------------------------
equal to or greater than 3.00, but less than 3.75                     0.750%
------------------------------------------------------------------------------------------------------
equal to or greater than 2.00, but less than 3.00                     0.625%
------------------------------------------------------------------------------------------------------
less than 2.00                                                        0.500%
------------------------------------------------------------------------------------------------------

         "Company" means any corporation, limited liability company, partnership or other business entity.

         "Compulsory Acquisition" means, with respect to a Vessel, the requisition for title or other compulsory acquisition of such Vessel (otherwise than by requisition for hire), capture, seizure, detention or confiscation of such Vessel by any government or by Persons acting or purporting to act on behalf of any government or Governmental Authority.

         "Consolidated Funded Debt" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by such Person or one or more of its Subsidiaries, plus (iii) the aggregate value of all Disqualified Shares of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, the sum of:

                  (A) the total interest expense of the Borrower and the Subsidiary Guarantors plus, to the extent not otherwise included in such interest expense (without duplication), and to the extent incurred by the Borrower or the Subsidiary Guarantors:

                           (1) interest expense attributable to Capital Lease Obligations, the interest expense attributable to leases constituting part of a sale and leaseback transaction and the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

                           (2) amortization of debt discount but not debt issuance costs;

                           (3)      non-cash interest expense;

                           (4) amortization of commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                           (5) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Borrower or any such Subsidiary Guarantor;

                           (6)      net costs associated with Hedging
                                    Obligations (excluding amortization of fees paid at the time or entering into such Hedging Obligations); plus

                  (B) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Shares of a Person or any of its Subsidiaries payable to a Person other than the Borrower or a Subsidiary Guarantor; plus

                  (C) cash contributions to any employee stock ownership plan or other trust for the benefit of employees to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower and the Subsidiary Guarantors) in connection with Indebtedness incurred by such plan or trust to purchase share capital of the Borrower.

         "Consolidated Net Income" means, for any period for any Person, the net income (loss) of such Person and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in determining such Consolidated Net Income:

                  (A) any net income (or loss) of any Subsidiary if at the date of determination the making of distributions or the payment of dividends by such Subsidiary are not permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or other organizational document or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders except:

                           (i) subject to the limitations contained in Clause (2) and (3) below, the Borrower's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary during such period to the Borrower or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend to a Subsidiary, to the limitation contained in this clause); and

                           (ii) the Borrower's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (B) any gain or loss, together with any related provision for taxes on such gain or loss, realized upon (i) a sale or other disposition of any assets of the Borrower, its consolidated Subsidiaries or any other Person (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business, (ii) the sale or other disposition of any securities of any Person not sold or otherwise disposed of in the ordinary course of business or
                           (iii) the extinguishment of any Indebtedness of any Person;

                  (C) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

         "Consolidated Tangible Net Worth" of any Person, as of any date of determination, means the consolidated shareholders' equity of such Person as determined in accordance with GAAP less (to the extent included) amounts attributable to Disqualified Shares of such Person plus (i) all expenses or charges incurred as a result of the transactions contemplated in conjunction with the Facility plus (ii) US $4,100,000 the amount associated with the premium and indemnity club charge booked retroactively in July 2002 against the quarter ended December 31, 2001) less (iii) an amount equal to US $4,100,000 amortized over a period of 24 months beginning with the month of July 2002.

         "Contract" shall have the meaning provided in Section 3.04(a) of the Credit Agreement.

         "Counterparty" means any Lender or any Affiliate of a Lender who enters into a Hedging Agreement with the Borrower.

         "Credit Event" means the making of any Loan or the issuance of any Letter of Credit.

         "Credit Party" means either of and "Credit Parties" means both the Borrower and each Subsidiary Guarantor.

         "Customary Permitted Liens" means

                  (A) Liens for taxes, assessments or charges of any government authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP;

                  (B) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than 30 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP or which in the aggregate do not detract from the value of the Borrower or any Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary;

                  (C) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (D) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing obligations for the payment of borrowed money and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (E) rights of tenants, subtenants, franchisees or parties in possession (other than a debtor in possession, trustee in bankruptcy or receiver of the Borrower), or options or rights of first refusal, whether pursuant to leases, subleases, franchise agreements, other occupancy agreements or otherwise, if such rights were vested on the Closing Date or created thereafter in the ordinary course of business in transactions permitted under the Credit Agreement;

                  (F) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by the Credit Agreement;

                  (G) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

                  (H) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

                  (I) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the purchase or sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries;

                  (J) deposits made to secure statutory obligations in the form of excise taxes; .

                  (K) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); and

                  (L) Liens resulting from operation of law with respect to any judgments or orders not constituting a Default.

         "Default" shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Disbursement Date" shall have the meaning provided in Section 3.02 of the Agreement.

         "Disqualified Shares" means any Share Capital that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Share Capital), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Share Capital, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States (expressed in dollars).

         "Drawdown Date" means each Business Day designated by the Borrower in a Drawdown Request, as the day on which a Revolving Loan or a Term Loan, as the case may be, subject to the terms and conditions of the Agreement, is requested to be made by the Lenders to the Borrower; provided, however, a Drawdown Date with respect to a Revolving Loan shall not occur later than the day immediately preceding the Maturity Date and a Drawdown Date with respect to a Term Loan shall not occur later the date that is the four month anniversary of the Closing Date.

         "Drawdown Request" means, with respect to any borrowing, conversion or continuation of a Loan, a written request, substantially in the form of Exhibit C to the Credit Agreement executed by an Executive Officer of the Borrower wherein the Borrower indicates, among other things, (a) the proposed Drawdown Date, (b) the amount of such Loan, (c) the initial Interest Period for such Loan, (d) whether the Loan is a Revolving Loan or a Term Loan, (e) whether such Loan is a Base Rate Loan or a LIBOR Loan, (f) in the case of a borrowing, the disbursement instructions therefore and (g) in the case of the borrowing of a Term Loan, that (i) the proceeds thereof are being used to purchase Existing Senior Notes, (ii) the seller of such Existing Notes and (iii) the purchase price and principal amount of such Existing Notes.

         "Earnings" means and includes all present and future moneys and claims which are earned by or become payable to or for the account of the Borrower or the Subsidiary Guarantors in connection with the operation or ownership of the Vessels, including but not limited to freights, passage and hire moneys, remuneration for salvage and towage services, demurrage and detention moneys, all present and future moneys and claims payable to the Borrower or the Subsidiary Guarantors in respect of any breach or variation of any charterparty or contract of affreightment in respect of the Vessels, and all moneys and claims payable to the Borrower or the Subsidiary Guarantors in respect of the requisition for hire of the Vessels; provided, however, that the use of this term shall create no security interests with respect to the earnings of the Second Lien Vessels owned by the Borrower so long as MARAD is the first mortgagee thereon or on any Vessels now or in the future owned by Seabulk Towing, Inc. so long as MARAD is the first mortgagee on any Second Lien Vessel owned by Seabulk Towing, Inc.

         "EBITDA" means, with respect to the Borrower and the Subsidiary Guarantors for any period, the Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (A) all Federal, state and local and all foreign income tax expense;

                  (B)      Consolidated Interest Expense;

                  (C)      depreciation expense and amortization expense;

                  (D) the sum of any non-cash costs, charges or expenses attributable to the accrual of or reserve for cash charges in any future period for pension liabilities of the Borrower and the Subsidiary Guarantors;

                  (E) an amount equal to any non-cash loss or gain realized in connection with an asset sale;

                  (F) an amount equal to the fees, expenses and other costs incurred by the Borrower and the Subsidiary Guarantors in connection with the transactions contemplated in conjunction with the Facility; and

                  (G) to the extent the Borrower's accounting policy with respect to the capitalization of dry-docking costs is changed, an amount equal to any expensed dry-docking cost.

Notwithstanding the foregoing, amounts relating to a Subsidiary Guarantor shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (or loss) of such Subsidiary Guarantor was included in calculating Consolidated Net Income.

         "Eligible Lender" means and include a commercial bank, financial institution or other institutional "accredited investor" (as defined in Regulation D of the Securities Act).

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

         "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC. ss. 1251 et seq.; the Toxic Substances Control Act, 15 USC. ss. 2601 et seq.; the Clean Air Act, 42 USC. ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC. ss.1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "Equity Interests" means Share Capital and all warrants, options or other rights to acquire Share Capital (but excluding any debt security that is convertible into, or exchangeable for, Share Capital).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Agreement, and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

         "Event of Default" means any of the events described in Article IX of the Agreement.

         "Excluded Taxes" any tax imposed on or measured by the net income or profits of a Lender, or any franchise tax based on the net income or net profits of a Lender, in either case pursuant to the laws of (a) the United States of America, (b) any jurisdiction (or political subdivision thereof) of which the Agent, any Arranger, the Issuing Lender or any other Lender, as the case may be, is a citizen or is resident or in which such Lender has a permanent establishment (or is otherwise engaged in the active conduct of its banking business through an office or a branch) which is such Lender's applicable Lending Office, (c) the jurisdiction (or any political subdivision thereof) in which the Agent, any Arranger, the Issuing Lender or any other Lender is organized, and (d) any jurisdiction (or political subdivision thereof) in which the Agent, any Arranger, the Issuing Lender or any other Lender is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction..

         "Executive Officer" means, with respect to a Person, any officer having the authority to bind such Person pursuant to the terms of the constitutive documents of such Person.

         "Existing Credit Agreement" means the Credit Agreement, dated as of December 15, 1999, together with the various amendments and supplements thereto, among Seabulk International, Inc. (formerly known as Hvide Marine Incorporated), a corporation existing under the laws of Delaware, as borrower, Bankers Trust Company, as administrative agent for the lenders from time to time parties thereto, Deutsche Bank Securities, Inc., as lead arranger and book manager, and MeesPierson Capital Corp., as syndication agent and co-arranger, and the lenders a party thereto.

         "Existing Indebtedness" means the Indebtedness incurred under the Existing Credit Agreement and the Existing Indenture.

         "Existing Indenture" means the Indenture, dated December 15, 1999, between Seabulk International, Inc. (formerly known as Hvide Marine Incorporated) and State Street Bank and Trust Company of Connecticut, N.A., as trustee, as the same may be modified, amended, restated, supplemented or renewed from time to time in accordance with the terms hereof and thereof.

         "Existing Senior Notes" means the Borrower's senior secured second lien notes, issued pursuant to the Existing Indenture, as the same may be modified, supplemented, restated, amended or renewed from time to time pursuant to the terms hereof and thereof.

         "Facility" means the $180,000,000 senior secured credit facility created pursuant to the Agreement consisting of the Revolving Loans, the Term Loans and the Letters of Credit.

         "Facing Fee" shall have the meaning provided in Section 2.16(b) of the Credit Agreement.

         "Fair Market Value" means, with respect to a Vessel, the fair market sale value as of a specified date of such Vessel determined on a standalone basis free and clear of any Liens and charters and with no value given to pooling arrangements that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by an Appraiser selected by the Agent at the expense of the Borrower; provided, however, that the Borrower shall have the option to select an additional Appraiser to make such determination and, in such case, the "Fair Market Value" shall be the average of the fair market sale value determined by the Agent's Appraiser and the fair market sale value determined by the Borrower's Appraiser. The Fair Market Value of the Seabulk Trader and the Seabulk Challenge shall be an amount equal to the excess of (a) 50% of the fair market value determined as described in the immediately preceding sentence over (b) the discharge amount of the first priority mortgages thereon.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         "Fortis" has the meaning set forth in the initial paragraph of the Agreement.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America consistently applied, except as disclosed in the financial statements of the Borrower.

         "Governmental Authority" means any government, parliament, legislature, regulatory authority, agency, commission, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, any country in which any Credit Party is organized, continued, amalgamated, merged or otherwise created or established or in which any Credit Party carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such state, province or territory of such country.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," "dangerous goods," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

         "Hedging Agreement" means any agreement entered into by and between the Borrower and any Lender or any Affiliate of any Lender pursuant to which the Borrower has the ability to reduce exposure to currency or interest rate risks, as any such Hedging Agreement from time to time may be amended, restated, modified, supplemented or renewed.

         "Hedging Obligations" means, with respect to any specified Person, the net amount of the obligations of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, foreign currency exchange agreements, commodity price protection agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, foreign currency exchange rates and commodity prices.

         "Indebtedness" means, with respect to a Person, any indebtedness of such Person, whether or not contingent:

                  (A)      in respect of borrowed money;

                  (B) evidenced by bonds, notes, debentures, promissory notes, loan agreements or similar instruments or letters of credit (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit)(or reimbursement agreements in respect thereof);

                  (C)      in respect of bankers' acceptances;

                  (D)      representing Capital Lease Obligations;

                  (E) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

                  (F)      representing any Hedging Obligations; or

                  (G) representing the maximum fixed repurchase price of Disqualified Shares;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

                  (A) in the case of any Indebtedness issued with original issue discount, the accreted value of the Indebtedness; and

                  (B) in the case of any other Indebtedness, the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due.

         "Indemnified Liabilities" shall have the meaning provided in Section
3.06 of the Credit Agreement.

         "Indemnified Party" means each of and "Indemnified Parties" means collectively the Agent, each Arranger and each Lender and each of their respective directors, officers, employees and agents and any Person who controls any of them within the meaning of the federal, state and foreign securities laws.

         "Indemnified Taxes" means any Taxes (including, without limitation, income taxes withheld at source) other than Excluded Taxes.

         "Initial Loan" means the first Loan made pursuant to Article II of the Credit Agreement.

         "Insurances" includes all policies and contracts of insurance whatsoever (which expression includes all entries of the Vessels in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Vessels and their Earnings or otherwise in connection with the Vessels; provided, however, that the use of this term shall create no security interests with respect to the insurances relating to the Second Lien Vessels so long as MARAD is the first mortgagee thereon.

         "Interest Payment Date" means the last day of each Interest Period; provided, however, that if any Interest Period exceeds three (3) months, interest shall also be paid on the last day of each three (3) month period during such Interest Period.

         "Interest Period" means (a) with respect to any Loan, the one, three or six-month period (or, if agreed to by all of the Lenders, any other period), selected by the Borrower pursuant to Article II of the Credit Agreement, commencing on the Drawdown Date, with respect to the first Interest Period for such Loan, and on the termination of the prior Interest Period, with respect to all other Interest Periods; provided, however, that notwithstanding Article II of the Credit Agreement, the Borrower shall not select an Interest Period for any Loan, which includes and extends beyond the Maturity Date; and provided further, that any Interest Period which would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day is in the following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

         "Interest Rate" means either (a) a rate per annum equal to the Base Rate for the relevant Interest Period plus the Applicable Margin (computed on the basis of a year of 365 days for the actual number of days--including the first day but excluding the last day--occurring in the period for which such interest is payable) or (b) a rate per annum equal to the Adjusted LIBOR for the relevant Interest Period plus the Applicable Margin (computed on the basis of a year of 360 days for the actual number of days--including the first day but excluding the last day--occurring in the period for which such interest is payable).

         "Investment" means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock (or other equity interest), Indebtedness or other similar instruments.

         "ISM Code" shall have the meaning provided in Section 6.20(b) of the Credit Agreement.

         "Issuance Date" means a Business Day designated by the Borrower in an Issuance Request as the day on which a Letter of Credit, subject to the terms and conditions of the Credit Agreement, is requested to be issued by the Issuing Lender or an existing Letter of Credit is requested to be extended; provided, however, an Issuance Date shall not occur later than thirty (30) days immediately preceding the Maturity Date.

         "Issuing Lender" means Fortis Capital Corp. or one of its Affiliates, in its capacity as issuer of any Letter of Credit, or any successors thereto.

         "Issuance Request" means, with respect to a Letter of Credit, a written request, substantially in the form of Exhibit D to the Agreement executed by an Executive Officer of the Borrower wherein the Borrower indicates, among other things, (i) the Issuance Date, (ii) the Stated Amount of the Letter of Credit, (iii) the Stated Expiration Date, it being expressly agreed that unless the Issuing Lender otherwise agrees no Letter of Credit shall contain a provision for the automatic renewal or extension thereof, (iv) the beneficiary of such Letter of Credit, (v) whether such Letter of Credit is a Standby Letter of Credit or Trade Letter of Credit and (vi) the terms and conditions, if any, required for draws thereunder.

         "L/C Commitment" means the Issuing Lender's obligation to issue Letters of Credit for the account of the Borrower in an aggregate amount not to exceed $10,000,000.

         "L/C Obligations" means on any date, an amount equal to the sum of (i) the aggregate Stated Amount of all issued and outstanding Letters of Credit, plus (ii) the then aggregate amount of all unpaid Reimbursement Obligations.

         "L/C Participant" means all Lenders other than the Issuing Lender.

         "Lender and Lenders" have the meanings set forth in the initial paragraph of the Agreement.

         "Lending Office" means, with respect to any Lender, the office or offices of the Lender specified opposite its name on the applicable signature page to the Loan Agreement, or such other office or offices of the Lender as it may from time to time notify the Borrower and the Agent.

         "Letter of Credit" means a Standby Letter of Credit or Trade Letter of Credit issued pursuant to an Issuance Request; provided, that the aggregate amount available to be drawn under all such Letters of Credit shall not exceed the L/C Commitment.

         "Letter of Credit Fee" shall have the meaning provided in Section 2.16(b) of the Credit Agreement.

         "LIBOR" means, with respect to an Interest Period and any Loan to be made, continued as or converted into a LIBOR Loan, the rate for a period of time comparable to the numbers of days in such Interest Period which appears on the Telerate Page 3750 (or such other page as may replace the page on that service for the purpose of displaying London inter-bank market rates) at or about 11:00 a.m., London time, on the date that is two London Banking Days preceding the date of calculation. If, at any time of determination, two such offered rates appear on the

Telerate Page 3750, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest.0001 percentage point). If, at any time of determination, the Telerate Page 3750 or any replacement page is not available, LIBOR will be calculated as the average (rounded upward, if necessary to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in United States dollars are offered to each of three reference banks of internationally recognized standing selected by the Agent in the London interbank market for Dollar deposits of amounts comparable to the principal amount of the LIBOR Loan to which such LIBOR rate is to be applicable with maturities comparable to the Interest Period for which such LIBOR rate will apply at approximately 11:00 a.m., London time, on the date that is two London (US$) Banking Days preceding the date of calculation. The determination of LIBOR by the Agent shall be conclusive in the absence of manifest error.

         "LIBOR Loan" means a Loan that bears interest based on Adjusted LIBOR.

         "Lien" means mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other applicable personal property security legislation in any jurisdiction or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Lightship Tanker Entities" means Lightship Tanker Holdings, L.L.C., Lightship Partners, L.P., Lightship Tankers I, L.L.C., Lightship Tankers II, L.L.C., Lightship Tankers III, L.L.C., Lightship Tankers IV, L.L.C., Lightship Tankers V, L.L.C., Delaware Tanker Holdings I, Inc., Delaware Tanker Holdings II, Inc., Delaware Tanker Holdings III, Inc., Delaware Tanker Holdings IV, Inc. and Delaware Tanker Holdings V, Inc.

         "Loan" means either of, and "Loans" means both of the Term Loans and the Revolving Loans.

         "London Banking Day" means any day on which dealings in deposits in United States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States dollar deposits) in London and New York.

         "Loss Date" means with respect to a Vessel and a Total Loss, the Business Day following the earlier of (a) receipt by the related Subsidiary Guarantor of insurance, condemnation or other proceeds with respect to such Total Loss and (b) 180 days after the occurrence of such Total Loss.

         "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

         "MARAD" means the United States Maritime Administration.

         "Material Adverse Change" means any circumstance or event or any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Transaction Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of the Borrower or any Subsidiary Guarantor, each individually or taken together as a whole, (c) materially impairs or could reasonably be expected to materially impair the ability of the Borrower or any of the Subsidiary Guarantors to perform their respective obligations under the Transaction Documents, or (d) materially impairs or could reasonably be expected to materially impair the ability of the Agent to enforce any of the Transaction Documents or any Lender to enforce its Note.

         "Maturity Date" means the fifth (5th) anniversary of the Closing Date or if such date is not a Business Day, the Business Day immediately preceding such date.

         "Minimum Borrowing Amount" means (a) for Revolving Loans, $1,000,000 and integral multiples of $100,000 thereafter and (b) for Letters of Credit, $50,000.

         "Mortgage" means, with respect to a Vessel, the first registered ship mortgage (or, in the case of the Second Lien Vessels, a second registered ship mortgage) on such Vessel substantially in the form of Exhibit E-I (or, in the case of the Second Lien Vessels, Exhibit E-II) to the Agreement, granted by the related Subsidiary Guarantor to the Agent, on behalf of the Lenders, as such Mortgage from time to time may be amended, restated, modified, supplemented or renewed in accordance with the terms of such Mortgage.

         "NIB" has the meaning set forth in the initial paragraph of the Agreement.

         "Note" means either of, and "Notes" means both of, a Revolving Loan Note and a Term Loan Note, as the same from time to time may be amended, restated, modified, supplemented or renewed.

         "Obligations" means any and all of the obligations of the Borrower and each of the Subsidiary Guarantors, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case arising under the Agreement or under any Note, Hedging Agreement, under any of the Transaction Documents or under any currency hedging agreement arranged by a Lender or an Affiliate of a Lender. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement by or against the Borrower or any Subsidiary Guarantor of any action under the Bankruptcy Code), L/C Obligations, fees, including, without limitation, any and all arrangement fees, loan fees, agent fees and any and all other fees, expenses, costs or other sums (including attorney costs) payable by the Borrower or the Subsidiary Guarantors under any of the Transaction Documents.

         "Originating Lender" shall have the meaning provided in Section 10.11(d) of the Credit Agreement.

         "Other Taxes" means any and all current or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from any payment made hereunder or under the Notes or from the execution, delivery, registration, enforcement, of or otherwise with respect to, any Transaction Document.

         "Overdue Rate" means, with respect to a Note, a rate per annum for each day from the date of a default in any payment hereunder until such payment shall be paid in full equal to (a) in the case of any LIBOR Loan, the rate that would be applicable under Section 2.06(a) to such LIBOR Loan plus 2% per annum, and (b) in the case of any other overdue amount, the rate that would be applicable under Section 2.06(a) to a Base Rate Loan, plus 2% per annum.

         "Participant" shall have the meaning provided in Section 10.11(d) of the Credit Agreement.

         "PBGC" means, the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" means: (a) liens or rights in rem for current crew's wages, for general average or salvage (including contract salvage) or for wages of stevedores employed by the charterer, the operator, agent or master of a Vessel which in each case (i) are unclaimed or (ii) shall not have been due and payable for ten (10) days after termination of a voyage; (b) liens or rights in rem for repairs or incident to current operations of a Vessel (other than those referred to in clause (a) above) or with respect to any change, alteration or addition made to such Vessel, but only to the extent in each case that such liens are based on claims not yet delinquent and do not involve any risk of a sale, forfeiture, hindrance to operation or loss of such Vessel; (c) liens for amounts that are not delinquent or that are due and unpaid for not more than thirty (30) days after such amounts shall become due that do not involve any risk of a sale, forfeiture, hindrance to operation or loss of a Vessel; (d) liens for amounts being contested by the applicable Subsidiary Guarantor in good faith by appropriate procedures, diligently prosecuted or appealed which do not involve any risk of a sale, forfeiture, hindrance to operation or loss of a Vessel; (e) liens covered by valid policies of insurance held with respect to a Vessel and meeting the requirements of the related Mortgage; (f) the lien of the Mortgages and the other Transaction Documents; (g) any other liens expressly permitted by any of the Transaction Documents; and (h) liens and security interests in existence as of the Closing Date granted in favor of the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, pursuant to the first priority mortgages, security agreements and other documents so long as such liens and security interests relate solely to the Second Lien Vessels.

         "Permitted Pledge Liens" means:

                  (A) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves are being maintained;

                  (B) Liens resulting from operation of law with respect to any judgments or orders not constituting a Default; and

                  (C) Liens created by the Pledge Agreement and the other Transaction Documents.

         "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means any pension plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

         "Pledge Agreement" means the pledge agreement from the Borrower to the Agent on behalf of the Lenders as may be amended, restated, modified, supplemented or renewed from time to time in accordance with the terms thereof pursuant to which the Borrower pledges all of the issued and outstanding Equity Interests in the Subsidiary Guarantors to the Agent on behalf of the Lenders.

         "Preferred Shares" of any Person means any Equity Interests of such Person that have any rights which are preferential to the rights of any other Equity Interests of such Person with respect to dividends or redemptions or upon liquidation.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by Fortis Financial Services LLC as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Proportionate Share" means (a) with respect to the Tranche A and a Lender, a fraction expressed as a percentage, the numerator of which shall be the amount of such Lender's Tranche A Loan Commitment and the denominator of which shall be the Aggregate Tranche A Loan Commitment or, if the Aggregate Tranche A Loan Commitment is terminated, a fraction expressed as a percentage the numerator of which is such Lender's outstanding Tranche A Loan Commitment and the denominator of which is the amount of the then outstanding Revolving Loans and Stated Amount of the then outstanding Letters of Credit and (b) with respect to the Tranche B and a Lender, a fraction expressed as a percentage, the numerator of which shall be the amount of such Lender's Tranche B Loan Commitment and the denominator of which shall be the Aggregate Tranche B Loan Commitment or, if the Aggregate Tranche B Loan Commitment is terminated, a fraction expressed as a percentage the numerator of which is such Lender's outstanding Tranche B Loan Commitment and the denominator of which is the amount of the then outstanding Term Loans.

         "Qualified Substitute Vessel" means a vessel which (a) has a Fair Market Value which is equal to or greater than that of the Vessel for which it is being substituted and (b) is of a similar type and classification as the Vessel for which it is being substituted.

         "Real Property" means all of the right, title and interest of any Person in and to land, improvements and fixtures, including leaseholds.

         "Reduction Amount" means either of the Tranche A Reduction Amount or the Tranche B Reduction Amount.

         "Reduction Date" means any Tranche A Reduction Date or Tranche B Reduction Date.

         "Register" shall have the meaning provided in Section 2.10(a) of the Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Reimbursement Obligation" shall have the meaning provided in Section
3.04 of the Agreement.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

         "Reportable Event" means an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27, or .28 of Section 4043 of the Pension Benefit Guaranty Corporation Regulations.

         "Required Currency" shall have the meaning provided in Section 11.22 of the Credit Agreement.

         "Restricted Payment" shall have the meaning provided in Section 7.07 of the Credit Agreement

         "Requisite Lenders" means any combination of Lenders whose combined Proportionate Share (and voting interest with respect thereto) of all amounts outstanding under the Credit Agreement is greater than 50% of all such amounts outstanding.

         "Reserve Percentage" means with respect to Adjusted LIBOR and an Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding having a term comparable to such Interest Period.

         "Responsible Officer" means, with respect to a Credit Party, the Chief Financial Officer, the Chief Executive Officer (or any person having a similar capacity), any senior vice-president, director of treasury and finance and any other officer designated by the Chief Financial Officer of such Credit Party acceptable to the Agent.

         "Returns" shall have the meaning provided in Section 4.09 of the Credit Agreement.

         "Revolving Loan" means an extension of credit pursuant to Section 2.01(b) of the Credit Agreement. The Revolving Loans shall not include any L/C Obligations.

         "Revolving Loan Note" shall have the meaning provided in Section 2.01(f) of the Credit Agreement.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "Second Lien Vessels" means the Seabulk Challenge, Seabulk Trader, Condor, Eagle II and Hawk.

         "Security Documents" means all contracts, instruments and other documents now or hereafter executed and delivered in connection with the Credit Agreement, pursuant to which liens and security interests are granted to the Agent for the benefit of the Lenders, including without limitation, each Mortgage, each Assignment of Earnings and Insurances and each Pledge Agreement.

         "Share Capital" means:

                  (A) in the case of a corporation or a company, any and all shares, interest, participations, or other equivalent (however designated and whether or not voting) of share capital or corporate stock;

                  (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of share capital or corporate stock;

                  (C) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuer of such share capital.

         "Shareholder Agreements" means all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of their capital stock.

         "Standby Letter of Credit" means any irrevocable standby letter of credit for the account of the Borrower issued by the Issuing Lender in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender.

         "Stated Amount" of each Letter of Credit means the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met, as such amount may be reduced from time to time in accordance with the terms of such Letter of Credit (determined without regard to whether any conditions to drawing could then be met).

         "Stated Expiration Date" means, with respect to a Letter of Credit, the stated expiration date thereof which shall not exceed one year; provided, however, the Stated Expiration Date shall in no event be later than the Maturity Date.

         "Stock Holders Agreement" means that certain Stockholders' Agreement, dated as of the date hereof, among Seabulk International, Inc., Nautilus Acquisition, L.P., C/R Marine Domestic

Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment, L.P., C/R Marine Coinvestment II, L.P. and Gerhard Kurz.

         "Stock Purchase Agreement" means that certain Sock Purchase Agreement, dated as of June 13, 2002, by and among Seabulk International, Inc. and each of the investors listed on Schedule 1 thereto.

         "Subsidiary" means any corporation, partnership, limited liability company or other entity, the majority of the voting interests (including interests arising out of securities or other interests convertible, at the option of the holder, into interests of voting stock) of which is owned by a Person either directly or through Subsidiaries.

         "Subsidiary Guarantee Agreement" means the Guarantee by each of the Subsidiary Guarantors set forth in the Agreement or a supplement to the Agreement substantially in the form of Exhibit G to the Agreement pursuant to which a Subsidiary Guarantor becomes subject to the applicable terms and conditions of the Agreement, in each case as such supplement to the Agreement from time to time may be amended, restated, modified, supplemented or renewed.

         "Subsidiary Guarantee Obligation" shall have the meaning provided in
Section 8.01(a) of the Credit Agreement.

         "Subsidiary Guarantor" means each of the Borrower's Subsidiaries as identified on the signature pages of the Credit Agreement or to a Subsidiary Guarantee Agreement.

         "Tax Sharing Agreements" means all tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, fees, assessments or other charges of whatever nature, together with any and all assessments, penalties, fines, additions thereto and interest thereon, in each case, now or hereafter imposed by any governmental jurisdiction or other taxing authority.

         "Term Loan" means an extension of credit pursuant to Section 2.02(b) of the Agreement.

         "Term Loan Note" shall have the meaning provided in Section 2.02(d) of the Agreement.

         "Termination Date" means with respect to each Letter of Credit (x) if no drawing is made thereunder, the final expiration date thereof or such earlier date on which such Letter of Credit was cancelled and returned to the respective Issuing Lender or (y) if a drawing or drawings are made thereunder, the date of payment of the final drawing thereunder as provided by the terms thereof.

         "Total Loss" means, with respect to a Vessel, (a) an actual or constructive or compromised or arranged total loss of such Vessel, (b) a Compulsory Acquisition of such Vessel or (c) a requisition for hire of such Vessel for a period in excess of 180 days.

         "Total Loss Proceeds" means all compensation, damages and other payments (including insurance proceeds other than certain liability insurance proceeds) received by the Agent, on behalf of the Lenders, from any Person, including any governmental authority, with respect to or in connection with a Total Loss.

          "Trade Letter of Credit" means any irrevocable letter of credit for the account of the Borrower and for the benefit of the sellers of goods and services to the Borrower or any of the Subsidiary Guarantors issued by the Issuing Lender in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender.

         "Tranche" means the respective facility and commitments utilized in making Loans and issuing Letters of Credit hereunder, with there being two separate Tranches. "Tranche A" consists of the Revolving Loans and the Letters of Credit and "Tranche B" consists of the Term Loans.

         "Tranche A Loan" means a Revolving Loan or Letter of Credit.

         "Tranche A Loan Commitment" means, for each Lender, the amount set for the opposite such lender's name in Schedule I hereto directly below the column entitled "Tranche A Loan Commitment", as same may be reduced from the time pursuant to Sections 2.06 and/or 2.07 of the Credit Agreement or adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 10.11(a) of the Credit Agreement.

         "Tranche A Reduction Amount" shall have the meaning provided in
Section 2.06(c) of the Credit Agreement.

         "Tranche A Reduction Date" means each of the dates contained in the table set forth in Section 2.06(a) of the Agreement.

         "Tranche B Loan" means a Term Loan.

         "Tranche B Loan Commitment" means, for each Lender, the amount set for the opposite such lender's name in Schedule I hereto directly below the column entitled "Tranche B Loan Commitment", as same may be reduced from the time pursuant to Sections 2.06 and/or 2.07 of the Credit Agreement or adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 10.11(a) of the Credit Agreement.

         "Tranche B Reduction Date" means each of the dates contained in the table set forth in Section 2.06(b) of the Agreement.

         "Tranche B Reduction Amount" shall have the meaning provided in
Section 2.06(c) of the Credit Agreement.

         "Transaction Document" when used in the singular and "Transaction Documents" when used in the plural means any and all of the Agreement, the Notes, the Subsidiary Guarantee Agreements, the Assignments of Earnings and Insurances, the Hedging Agreements (if any), the Mortgages and the Pledge Agreements, as the same may from time to time be amended, restated, modified, supplemented or renewed.

         "UCC" means the Uniform Commercial Code as from time to time in effect the State of New York, or if the Uniform Commercial Code in any other State of the United States is mandatorily applicable with respect to any particular matter, the Uniform Commercial Code as from time to time in effect in such other State of the United States.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

         "United States" and "US" shall each mean the United States of America.

         "Vessel" means any of, and "Vessels" means all of the vessels owned by the Subsidiary Guarantors, other than the vessels owned by the Lightship Tanker Entities and the Seabulk Nebraska, the Seabulk St. Francis and the Seabulk America, that are or will be security for the Obligations.

         "Wholly-Owned Subsidiary" means, as to any Person, (i) any corporation, 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any limited liability company, partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.